UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Hyatt Hotels Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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71 South Wacker Drive, 12th Floor, Chicago IL 60606 • Tel: 312.750.1234

www.hyatt.com

April 7, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Hyatt Hotels Corporation to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, 60604, on Wednesday, May 13, 2015, at 9:30 a.m., local time.

At the Annual Meeting you will be asked to (a) elect four directors to our board of directors, (b) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, (c) approve, on an advisory basis, the compensation paid to our named executive officers and (d) transact any other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person. Please read the enclosed information carefully before voting.

Sincerely,

Thomas J. Pritzker Executive Chairman of the Board		Mark S. Hoplamazian President and Chief Executive Officer

HYATT HOTELS CORPORATION

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2015

NOTICE HEREBY IS GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Hyatt Hotels Corporation (“Hyatt”) will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, 60604, on Wednesday, May 13, 2015, at 9:30 a.m., local time, for the following purposes:

1	To elect four directors to hold office until the 2018 annual meeting of stockholders;

2	To ratify the appointment of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3	To conduct an advisory vote to approve the compensation paid to our named executive officers; and

4	To transact any other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

Information relating to the above matters is set forth in the attached proxy statement. Stockholders of record at the close of business on March 27, 2015 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

This Notice of Annual Meeting of Stockholders, proxy statement and proxy card are being sent to stockholders beginning on or about April 7, 2015.

By Order of the Board of Directors

Rena Hozore Reiss

Executive Vice President, General Counsel

and Secretary

Chicago, Illinois

April 7, 2015

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 13, 2015.

The proxy statement for the Annual Meeting and Annual Report for the fiscal year ended December 31, 2014 are available at http://wfss.mobular.net/wfss/h/.

PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

ARTICLE I: PROXY MATERIALS AND ANNUAL MEETING	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
1. Q: Why am I receiving these materials?	1
2. Q: When and where is the Annual Meeting?	1
3. Q: What is the purpose of the Annual Meeting?	1
4. Q: How can I attend the Annual Meeting?	2
5. Q: What should I do if I receive more than one set of proxy materials?	2
6. Q: What is the difference between holding shares as a record holder versus a beneficial owner?	2
7. Q: Who can vote and how do I vote?	3
8. Q: What are my voting choices, and how many votes are required for approval or election?	3
9. Q: How will Hyatt’s dual class ownership structure impact the outcome of the voting at the Annual Meeting?	4
10. Q: How will voting agreements entered into with or among Hyatt’s major stockholders impact the outcome of the voting at the Annual Meeting?	4
11. Q: What is the effect of an “abstain” vote on the proposals to be voted on at the Annual Meeting?	5
12. Q: What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?	5
13. Q: Who counts the votes?	5
14. Q: Revocation of proxy: May I change my vote after I return my proxy?	5
15. Q: What if I sign and return a proxy card but do not specify a choice for a matter when returning the proxy?	6
16. Q: What constitutes a quorum?	6
17. Q: Where can I find the voting results of the Annual Meeting?	6
18. Q: Who will pay the costs of soliciting these proxies?	6
19. Q: What happens if additional matters are presented at the Annual Meeting?	6
20. Q: What is the deadline under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for stockholders to propose actions to be included in our proxy statement relating to our 2016 annual meeting of stockholders and identified in our form of proxy relating to the 2016 annual meeting?	7
21. Q: What is the deadline under our bylaws for stockholders to nominate persons for election to the board of directors or propose other matters to be considered at our 2016 annual meeting of stockholders?	7
22. Q: How do I submit a potential director nominee for consideration by the board of directors for nomination?	7

ARTICLE II: CORPORATE GOVERNANCE	8
PROPOSAL 1 — ELECTION OF DIRECTORS	8
OUR BOARD OF DIRECTORS	8
COMMUNICATIONS WITH THE BOARD OF DIRECTORS	15
CODE OF BUSINESS CONDUCT AND ETHICS	15
CORPORATE GOVERNANCE GUIDELINES	15
DIRECTOR INDEPENDENCE	15
COMMITTEES OF THE BOARD OF DIRECTORS	16
COMPENSATION OF DIRECTORS	23
COMPENSATION COMMITTEE REPORT	26
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	26

ARTICLE III: EXECUTIVE COMPENSATION	27
COMPENSATION DISCUSSION AND ANALYSIS	27

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HYATT HOTELS CORPORATION

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2015

The board of directors of Hyatt Hotels Corporation (referred to herein as “Hyatt,” “we,” “us” or the “Company”) solicits your proxy to vote at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 13, 2015, beginning 9:30 a.m., local time, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, 60604, and at any adjournments or postponements thereof. This proxy statement is first being released to stockholders by the Company on or about April 7, 2015.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 13, 2015.

The proxy statement for the Annual Meeting and Annual Report for the fiscal year ended December 31, 2014 are available at http://wfss.mobular.net/wfss/h/.

ARTICLE I: PROXY MATERIALS AND ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	Why am I receiving these materials?

A.	We are furnishing the enclosed Notice of Annual Meeting of Stockholders, proxy statement and proxy card to you, and to all stockholders of record as of the close of business on March 27, 2015, because the board of directors of Hyatt is soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement thereof. Also enclosed is our Annual Report for the fiscal year ended December 31, 2014, which, along with our proxy statement, is also available online at http://wfss.mobular.net/wfss/h/.

2.	Q:	When and where is the Annual Meeting?

A:	The Annual Meeting will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois, 60604, on Wednesday, May 13, 2015 at 9:30 a.m., local time.

3.	Q:	What is the purpose of the Annual Meeting?

A:	At our Annual Meeting, stockholders will act upon the matters outlined in this proxy statement and in the Notice of Annual Meeting of Stockholders included with this proxy statement, including the election of four directors; the ratification of Deloitte & Touche LLP as our independent registered public accounting firm; the advisory vote to approve compensation paid to our named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”) (the “Say on Pay Advisory Vote”); and such other matters as may properly come before the meeting or any adjournment or postponement thereof.

4.	Q:	How can I attend the Annual Meeting?

A:	Only stockholders who own shares of Hyatt common stock as of the close of business on March 27, 2015, the record date, will be entitled to attend the Annual Meeting. A valid admittance slip (or other written proof of stock ownership as described below) and a photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting.

•

If your shares are registered in your name and you received your proxy materials by mail, an admittance slip appears at the back of this proxy statement. You should bring that admittance slip with you to the Annual Meeting.

•

If you are a beneficial owner of shares of common stock and your shares are held in a brokerage account or by another nominee as further described in Question 6 below, you will be admitted to the Annual Meeting only if you present either a valid legal proxy from your bank or broker as to your shares, an admittance slip, or a recent bank or brokerage statement demonstrating that you owned shares of Hyatt common stock as of the close of business on March 27, 2015.

No cameras, recording devices, other electronic devices or large packages will be permitted at the Annual Meeting. Photographs and videos taken at the Annual Meeting by or at the request of Hyatt may be used by Hyatt, and by attending the Annual Meeting, you waive any claim or rights with respect to those photographs and their use.

5.	Q:	What should I do if I receive more than one set of proxy materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive.

6.	Q:	What is the difference between holding shares as a record holder versus a beneficial owner?

A:	Most Hyatt stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders: If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the stockholder of record or record holder. As the stockholder of record, you have the right to grant your voting proxy directly to Hyatt or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner: If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you automatically, along with a voting instruction card from your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, bank or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions by the deadline set forth in the materials you receive from your broker, bank or other nominee, your broker, bank or nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. The election of directors and the Say on Pay Advisory Vote are considered “non-discretionary items,” while the ratification of the appointment of our independent registered public accounting firm is considered a “discretionary” item. For “non-discretionary” items for which you do not give your broker instructions, the shares will be treated as broker non-votes. See Question 12 below for more information about broker non-votes.

7.	Q:	Who can vote and how do I vote?

A:	Only holders of our common stock at the close of business on March 27, 2015, the record date, will be entitled to notice of and to vote at the Annual Meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have four options for submitting their votes:

•	in person at the Annual Meeting with a proxy card/legal proxy;

•	by mail, using the paper proxy card;

•	by telephone, by calling the toll-free telephone number on the proxy card; or

•	through the Internet, using the procedures and instructions described on the proxy card.

Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials.

For further instructions on voting, see your proxy card. If you vote by proxy using the paper proxy card, by telephone or through the Internet, the shares represented by the proxy will be voted in accordance with your instructions. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted by mail, telephone or Internet will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a legal proxy issued in your name.

8.	Q:	What are my voting choices, and how many votes are required for approval or election?

A:	In the vote on the election of four director nominees identified in this proxy statement to serve until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualified, stockholders may (1) vote in favor of all nominees or specific nominees; or (2) withhold authority to vote for all nominees or specific nominees. A plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote with respect to the election of directors shall elect the directors. The board of directors unanimously recommends a vote FOR each of the nominees.

In the vote on the ratification of the appointment of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm for fiscal year 2015, stockholders may (1) vote in favor of the ratification; (2) vote against the ratification; or (3) abstain from voting on the ratification. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015 will require the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal, however, stockholder ratification is not required to authorize the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. The board of directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.

In the Say on Pay Advisory Vote, stockholders may (1) vote in favor of the proposal; (2) vote against the proposal; or (3) abstain from voting on the proposal. Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules will require the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. The board of directors unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

9.	Q:	How will Hyatt’s dual class ownership structure impact the outcome of the voting at the Annual Meeting?

A:	The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to ten votes per share on all matters to be voted upon at the Annual Meeting. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters to be voted upon at the Annual Meeting.

At the close of business on March 27, 2015, we had outstanding and entitled to vote 35,776,899 shares of Class A common stock and 110,655,463 shares of Class B common stock. Collectively, the holders of Class A common stock on such date will be entitled to an aggregate of 35,776,899 votes, and, collectively, the holders of Class B common stock on such date will be entitled to an aggregate of 1,106,554,630 votes, on all matters to be voted upon at the Annual Meeting. Therefore, for all matters to be voted upon at the Annual Meeting, the holders of our Class B common stock will collectively hold approximately 96.9% of the total voting power of our outstanding common stock. See Question 10 for additional information.

10.	Q:	How will voting agreements entered into with or among Hyatt’s major stockholders impact the outcome of the voting at the Annual Meeting?

A:

Voting agreements entered into with or among Hyatt’s major stockholders will result in all of the shares of our Class B common stock being voted consistent with the recommendations of Hyatt’s board of directors. Pursuant to the terms of the Amended and Restated Global Hyatt Agreement (the “Amended and Restated Global Hyatt Agreement”) and the Amended and Restated Foreign Global Hyatt Agreement (the “Amended and Restated Foreign Global Hyatt Agreement”), Pritzker family business interests, which beneficially own in the aggregate 85,543,377 shares of our Class B common stock, or approximately 74.9% of the total voting power of our outstanding common stock, have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three independent directors (excluding for such purposes any Pritzker)) or, in the case of transactions involving us and an affiliate, assuming agreement of all of such minimum of three independent directors (excluding for such purposes any Pritzker). This voting agreement expires on the date upon which more than 75% of our fully diluted shares of common stock is owned by non-Pritzker family business interests. In addition, other existing stockholders, including entities affiliated with Goldman, Sachs & Co. and Madrone GHC, LLC, that beneficially own in the aggregate 25,112,086 shares of our Class B common stock, or approximately 22.0% of the total voting power of our outstanding common stock, have entered into the Global Hyatt Corporation 2007 Stockholders’ Agreement (the “2007 Stockholders’ Agreement”) with us under which they have agreed to vote their shares of Class B common stock consistent with the recommendation of our board of directors, without any separate requirement that our independent directors agree with the recommendation. This voting agreement will expire on the date that Mr. Thomas J. Pritzker is no longer chairman of our board of directors. While these voting agreements are in effect, they may provide our board of directors with effective control over matters requiring stockholder approval. Because our board of directors (including all of our independent directors) has recommended a vote FOR proposal one, FOR proposal two and FOR proposal three each stockholder party to the voting agreements will be contractually obligated to vote in favor of proposal one, in favor of proposal two and in favor of proposal three. Because the holders of our Class B common stock hold approximately 96.9% of the total voting power of our outstanding common stock, these voting agreements will cause the outcome of the vote on each of the matters to be voted upon at the Annual Meeting to be consistent with the recommendations of our board of directors.

As used in this Proxy Statement, the term “Pritzker family business interests” means (1) various lineal descendants of Nicholas J. Pritzker (deceased) and spouses and adopted children of such descendants; (2) various trusts for the benefit of the individuals described in clause (1) and trustees thereof; and (3) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in (1) and (2).

11.	Q:	What is the effect of an “abstain” vote on the proposals to be voted on at the Annual Meeting?

A:	An “abstain” vote with respect to any proposal is considered present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the election of directors. Because each of the other proposals requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal in order to pass, an abstention will have the effect of a vote against the remaining proposals.

12.	Q:	What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?

A:	A “broker non-vote” occurs if your shares are not registered in your name and you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the record holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange (“NYSE”). A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to such matter. Therefore, broker non-votes will not have any effect on any of the matters to be voted on at the Annual Meeting.

Under NYSE rules, the election of directors and the Say on Pay Advisory Vote are not considered “discretionary” items. Therefore, if you do not provide instructions to the record holder of your shares with respect to these two proposals, broker non-votes will result with respect thereto. The ratification of appointment of our independent registered public accounting firm is a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on these matters generally may vote on this matter in their discretion.

13.	Q:	Who counts the votes?

A:	Wells Fargo Bank, N.A., will count the votes. The board of directors has appointed a representative of Wells Fargo Bank, N.A. as the inspector of elections.

14.	Q:	Revocation of proxy: May I change my vote after I return my proxy?

A:	Yes, you may revoke your proxy if you are a record holder by:

•	filing written notice of revocation with Hyatt’s corporate secretary at our principal executive offices at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606;

•

signing a proxy bearing a later date than the proxy being revoked and submitting it to Hyatt’s corporate secretary at our principal executive offices at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606; or

•	voting in person at the Annual Meeting.

If your shares are held in street name through a broker, bank, or other nominee, you need to contact the record holder of your shares regarding how to revoke your proxy.

15.	Q:	What if I sign and return a proxy card but do not specify a choice for a matter when returning the proxy?

A:	Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares: FOR all of the nominees for director named in this proxy statement; FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015 and FOR the approval of the Say on Pay Advisory Vote.

16.	Q:	What constitutes a quorum?

A:	Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of Hyatt’s common stock entitled to vote at the Annual Meeting will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining whether a quorum is present.

17.	Q:	Where can I find the voting results of the Annual Meeting?

A:	We will publish final results on a Current Report on Form 8-K within four business days after the Annual Meeting.

18.	Q:	Who will pay the costs of soliciting these proxies?

A:	We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

19.	Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the three proposals described in this proxy statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. Mark S. Hoplamazian and Ms. Rena Hozore Reiss, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting, including matters of which the Company did not receive timely notice. If any of our nominees for director are unavailable, or are unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

20.	Q:

What is the deadline under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for stockholders to propose actions to be included in our proxy statement relating to our 2016 annual meeting of stockholders and identified in our form of proxy relating to the 2016 annual meeting?

A:	December 9, 2015 is the deadline for stockholders to submit proposals to be included in our proxy statement and identified in our form of proxy under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our corporate secretary at our principal executive offices at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

21.	Q:	What is the deadline under our bylaws for stockholders to nominate persons for election to the board of directors or propose other matters to be considered at our 2016 annual meeting of stockholders?

A:	Stockholders who wish to nominate persons for election to our board of directors or propose other matters to be considered at our 2016 annual meeting of stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our bylaws, no earlier than January 14, 2016 and no later than February 15, 2016. Stockholders are advised to review our bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our corporate secretary at our principal executive offices at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements.

22.	Q:	How do I submit a potential director nominee for consideration by the board of directors for nomination?

A:	You may submit names of potential director nominees for consideration by the board of directors’ nominating and corporate governance committee for nomination by our board of directors at the 2016 annual meeting of stockholders. Your submission should be mailed to our corporate secretary at our principal executive offices at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. The section titled “Nominating and Corporate Governance Committee” below describes the information required to be set forth in your submission, and provides information on the nomination process used by our nominating and corporate governance committee and our board of directors. The deadline has passed to submit a potential director nominee to be considered for nomination by our board of directors at the 2015 Annual Meeting. December 1, 2015 is the deadline to submit a potential director nominee for consideration by our board of directors for nomination at the 2016 annual meeting of stockholders.

ARTICLE II: CORPORATE GOVERNANCE

PROPOSAL 1 — ELECTION OF DIRECTORS

Hyatt’s Amended and Restated Certificate of Incorporation provides that the total number of members of the board of directors shall consist of not less than five nor more than 15 members, with the precise number of directors to be determined by a vote of a majority of the entire board of directors. At present, the board of directors has fixed the number of members of the board of directors at 12. Hyatt’s Amended and Restated Certificate of Incorporation further provides that the board of directors will be divided into three classes, as nearly equal in number as is practicable, designated Class I, Class II and Class III. Members of each class of the board of directors are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor is duly elected and qualified.

Class III, the class of directors whose term expires at the Annual Meeting, currently consists of four persons. In accordance with the recommendation of the nominating and corporate governance committee, the board of directors has unanimously nominated Richard A. Friedman, Susan D. Kronick, Mackey J. McDonald and Jason Pritzker, the four incumbent directors whose terms expire at the Annual Meeting, to stand for re-election to the board of directors. Each of Messrs. Friedman, McDonald and Jason Pritzker and Ms. Kronick has been nominated to hold office until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed proxy card will vote the shares represented by such proxy for the election of the nominees named in this proxy statement.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason, the board of directors may designate a substitute nominee or substitute nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees). Alternatively, the board of directors may reduce the size of the board of directors or allow the vacancy or vacancies to remain open until a suitable candidate or candidates are identified by the board of directors.

The board of directors unanimously recommends that the stockholders vote “FOR” each of Richard A. Friedman, Susan D. Kronick, Mackey J. McDonald and Jason Pritzker as directors to serve and hold office until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

OUR BOARD OF DIRECTORS

Set forth below is information regarding the business experience of each of our directors that has been furnished to us by the respective director. Each director has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each director is a discussion of the experience, qualifications, attributes or skills that led the board of directors to conclude that the director is qualified and should serve as a director of Hyatt.

Directors Standing for Re-Election

Richard A. Friedman	Director since 2009

Age 57

Richard A. Friedman has been a member of our board of directors since June 2009. Mr. Friedman joined Goldman, Sachs & Co., a full-service global investment banking and securities firm, in 1981, and has been a Partner there since 1990. He has been a Managing Director at Goldman Sachs & Co. since 1996 and is the Head of the Merchant Banking Division of Goldman, Sachs & Co. Mr. Friedman is also the Chairman of the Corporate

Investment Committee, the Real Estate Investment Committee and the Infrastructure Investment Committee of the Merchant Banking Division and a Member of the Management Committee of The Goldman Sachs Group, Inc.

As the Head of the Merchant Banking Division of Goldman, Sachs & Co. and Chairman of the Corporate Investment Committee and the Real Estate Investment Committee of the Merchant Banking Division, Mr. Friedman brings to our board of directors deep expertise and experience in a wide variety of areas, including mergers and acquisitions, strategic investments, corporate finance, real estate, corporate governance and human resources. Mr. Friedman has an extensive network of contacts and relationships with investors, financing sources and experienced managers who can be of help to Hyatt.

Susan D. Kronick	Director since 2009

Age 63

Susan D. Kronick has been a member of our board of directors since June 2009. Ms. Kronick has been an Operating Partner at Marvin Traub Associates, a retail business development firm, since 2012. From March 2003 until March 2010, Ms. Kronick served as Vice Chair of Macy’s, Inc., the operator of Macy’s and Bloomingdale’s department stores. Ms. Kronick served as Group President, Regional Department Stores of Macy’s, Inc. from April 2001 to February 2003; prior thereto she served as Chairman and Chief Executive Officer of Macy’s Florida from June 1997 to March 2001. Ms. Kronick served as a Director of The Pepsi Bottling Group, Inc. from March 1999 to February 2010.

Ms. Kronick brings to our board of directors a strong background in marketing and experience in building industry leading brands as a result of the various management positions she has held with Macy’s, Inc., most recently as Vice Chair. As a result of her positions with Macy’s, Inc., Ms. Kronick also has gained valuable financial and operations experience. Additionally, she contributes to the gender diversity of the board of directors.

Mackey J. McDonald	Director since 2009

Age 68

Mackey J. McDonald has been a member of our board of directors since June 2009. Mr. McDonald has served as a Senior Advisor to Crestview Partners, a private equity firm, since 2008. Mr. McDonald is the retired Chairman and Chief Executive Officer of VF Corporation, an apparel manufacturer. Mr. McDonald served as Chairman and Chief Executive Officer of VF Corporation from 1998 until his retirement in August 2008. From 1996 to 2006, he was the President of VF Corporation and prior thereto he served as VF Group Vice President. Mr. McDonald is a Director of Kraft Foods, Inc. and Bernhardt Industries, Inc. Mr. McDonald served as a Director of Wells Fargo from 1997 to 2012, as a Director of VF Corporation from 1993 to 2008, as a Director of The Hershey Company from 1996 to 2007, and as a Director of Tyco International Ltd. from 2002 to 2007.

Mr. McDonald brings to our board of directors deep management and operations experience as well as experience building internationally recognized brands as a result of his leadership positions with VF Industries. The board of directors also values Mr. McDonald’s experience as a chief executive officer and significant public company board of directors and executive compensation experience, including his former service on the Human Resources Committee of Wells Fargo and Company (formerly Wachovia Corporation) and former service as Chairman of the Compensation and Human Resources Committee of Tyco International Ltd. and on the Compensation and Executive Organization Committee of The Hershey Company.

Jason Pritzker	Director since 2014

Age 35

Jason Pritzker has been a member of our board of directors since March 2014. Mr. Pritzker serves as an investment professional at The Pritzker Organization, LLC (“TPO”), the principal financial and investment advisor to certain Pritzker family business interests. Mr. Pritzker co-founded and serves as a director of Yapmo.com, a SaaS (software as a service) company, where he also served as President from 2011 to 2013. Mr. Pritzker also co-founded Visible Vote LLC, a mobile software company, where he served as President from March 2009 until May 2012. Mr. Pritzker is a Director of TubeCity IMS, a provider of on-site, industrial steel mill services and Raise.com, an online gift card marketplace. Mr. Pritzker previously worked for Webb Wheel Products, a subsidiary of The Marmon Group, and as an analyst for Goldman, Sachs & Co. Mr. Pritzker is the son of Mr. Thomas J. Pritzker, our executive chairman.

The Board values Mr. Pritzker’s expanding relationships with many of the owners and developers of the Company’s hotels around the world as we strive to maintain valuable relationships, pursue new opportunities and enter into new management and franchise agreements.

Continuing Directors

Thomas J. Pritzker	Director since 2004

Age 64

Thomas J. Pritzker has been a member of our board of directors since August 2004 and our Executive Chairman since August 2004. Mr. Pritzker served as our Chief Executive Officer from August 2004 to December 2006. Mr. Pritzker was appointed President of Hyatt Corporation in 1980 and served as Chairman and Chief Executive Officer of Hyatt Corporation from 1999 to December 2006. Mr. Pritzker is Chairman and Chief Executive Officer of TPO. Mr. Pritzker also serves as a Director of Royal Caribbean Cruises Ltd. He served as a Director of TransUnion Corp., a credit reporting service company, until June 2010 and as Chairman of Marmon Holdings, Inc. until March 2014. Mr. Pritzker is a Director and Vice President of The Pritzker Foundation, a charitable foundation; Director and President of the Pritzker Family Philanthropic Fund, a charitable organization; and Chairman and President of The Hyatt Foundation, a charitable foundation which established The Pritzker Architecture Prize. Mr. Pritzker is the father of Mr. Jason Pritzker, who is also a member of our board of directors.

Mr. Pritzker brings to our board of directors a deep understanding of Hyatt’s operations and extensive knowledge of the hospitality industry as a result of his more than 30 year history with Hyatt, including as our former Chief Executive Officer. The Company also benefits from Mr. Pritzker’s extensive network of contacts and relationships with owners and developers of hotels around the world as we pursue new opportunities and seek to enter into new management and franchise agreements. Additionally, Mr. Pritzker has significant experience leading boards of directors of for-profit and not-for-profit organizations.

Mark S. Hoplamazian	Director since 2006

Age 51

Mark S. Hoplamazian was appointed to the Board of Directors in November 2006 and named President and Chief Executive Officer of Hyatt Hotels Corporation in December 2006. Prior to being appointed to his present position, Mr. Hoplamazian served as President of TPO. During his 17 year tenure with TPO he served as advisor to various Pritzker family-owned companies, including Hyatt Hotels Corporation and its predecessors. He previously worked in international mergers and acquisitions at The First Boston Corporation in New York. Mr. Hoplamazian was appointed to the VF Corporation Board of Directors in February 2015, and serves on the Advisory Board of Facing History and Ourselves, the Council on the University of Chicago Booth School of Business, the Executive Committee of the Board of Directors of World Business Chicago, and the Board of Trustees of the Aspen Institute and of the Latin School of Chicago. Mr. Hoplamazian is a member of the World Travel & Tourism Council and the Commercial Club of Chicago and is a member of the Discovery Class of the Henry Crown Fellowship.

As Hyatt’s President and Chief Executive Officer, Mr. Hoplamazian provides our board of directors with valuable insight regarding Hyatt’s operations, management team, associates and culture, as a result of his day-to-day involvement in the operations of the business, and he performs a critical role in board discussions regarding strategic planning and development for the Company. The board of directors also benefits from Mr. Hoplamazian’s historical knowledge of Hyatt based on his experience advising Hyatt on business and financial matters in his various prior roles at TPO. Mr. Hoplamazian is financially sophisticated and also has significant mergers and acquisitions and corporate finance experience.

Cary D. McMillan	Director since 2013

Age 57

Cary D. McMillan has been a member of our board of directors since June 2013. Mr. McMillan is the Chief Executive Officer of True Partners Consulting LLC, a nationwide provider of tax and financial consulting services, headquartered in Chicago. Mr. McMillan co-founded True Partners Consulting LLC in 2005. Prior to joining True Partners Consulting LLC, he was Executive Vice President of Sara Lee Corporation, Chief Executive Officer of Sara Lee Branded Apparel and a member of Sara Lee Corporation’s Board of Directors. Before joining Sara Lee in 1999 as its Chief Financial Officer he was managing partner of Arthur Andersen’s Chicago office. Mr. McMillan serves as a Director of McDonald’s Corporation and American Eagle Outfitters, Inc. He served as a Director of Hewitt Associates from 2002 to 2010. He is also active in the Chicago non-profit community. He currently is the Chairman of The School of the Art Institute of Chicago; Vice Chairman of The Art Institute of Chicago; and a Trustee of Millennium Park and WTTW.

Mr. McMillan brings to our board of directors extensive management and operations experience as a senior executive at a global, complex consumer brand company. The board of directors values Mr. McMillan’s knowledge of strategy and business development, finance and accounting skills and international operations experience. Mr. McMillan is also a certified public accountant and his experience as a former audit partner with Arthur Andersen LLP as well as his service on the Audit Committees of McDonald’s Corporation and American Eagle Outfitters, Inc. provides him with extensive knowledge of financial and accounting issues.

Pamela M. Nicholson	Director since 2014

Age 55

Pamela M. Nicholson has been a member of our board of directors since March 2014. Ms. Nicholson currently serves as President and Chief Executive Officer of Enterprise Holdings, Inc., an auto rental and leasing company that operates Alamo Rent A Car, National Car Rental and Enterprise Rent-A-Car. Ms. Nicholson served as President and Chief Operating Officer of Enterprise Holdings, Inc. from 2008 to 2013. Ms. Nicholson also serves as a Director of Enterprise Holdings, Inc. and the Humane Society of Missouri. She served as a Director of Energizer Holdings, Inc. from 2002 to 2014.

Ms. Nicholson brings to the board significant senior executive and operations experience at a major, multi-national company in the travel industry, with demonstrated success in achieving high levels of customer satisfaction. The board also values Ms. Nicholson’s experience as public company director. Ms. Nicholson also contributes to the gender diversity of the board.

Michael A. Rocca	Director since 2008

Age 70

Michael A. Rocca has been a member of our board of directors since March 2008. From 1994 to 2000, Mr. Rocca served as Senior Vice President and Chief Financial Officer of Mallinckrodt Inc., a pharmaceutical and medical device manufacturer. Prior to 1994, Mr. Rocca served in a variety of finance positions with Honeywell Inc., a diversified technology and manufacturing company, including Vice President, Treasurer and Vice President, Finance Europe. Mr. Rocca also serves as a Director of St. Jude Medical Inc. Mr. Rocca previously served as a Director of Lawson Software, Inc. from 2003 to 2011.

Mr. Rocca is an audit committee financial expert and has extensive experience chairing public company audit committees. His background as Senior Vice President and Chief Financial Officer of Mallinckrodt Inc., various finance positions with Honeywell Inc. and overall financial and accounting expertise make Mr. Rocca particularly well-suited to assist our board of directors with its oversight responsibilities regarding Hyatt’s financial statements and its financial reporting and disclosure practices.

Richard C. Tuttle	Director since 2004

Age 59

Richard C. Tuttle has been a member of our board of directors since December 2004. Mr. Tuttle is a founding Principal at Prospect Partners, LLC, a lower-middle-market private equity firm, and has held this position since 1998. Prior to founding Prospect Partners, he was Executive Vice President of Corporate Development for Health Care & Retirement Corp., now Manor Care, Inc., a healthcare services company. He served as a Director of Cable Design Technologies, Inc., now Belden Inc., for 17 years. Mr. Tuttle is Chairman of the boards of directors of Velvac Holdings, Inc., ESI Lighting, Inc., Tender Products Corporation, Polymer Holding Corporation and World Data Products, Inc. and was a Director of Pipp Mobile Storage Systems, Inc. from 2005 to 2012.

Mr. Tuttle contributes to our board of directors’ expertise in financing transactions and experience in working with operating companies and management teams as a result of his 20 years of experience in private equity. Having served as a director of the Company for ten years, Mr. Tuttle’s long-standing knowledge of and familiarity with Hyatt and our operations benefits the board of directors. Additionally, he is sophisticated in financial and accounting matters.

James H. Wooten, Jr.	Director since 2011

Age 66

James H. Wooten, Jr. served as the Senior Vice President, General Counsel and Secretary of Illinois Tool Works Inc. (“ITW”), a worldwide manufacturer of engineered products and equipment from 2006 until his retirement in 2012. Mr. Wooten joined ITW in 1988 as Senior Attorney. He was named Associate General Counsel in 2000, and in 2005, he was promoted to Vice President, General Counsel and Secretary. Prior to joining ITW, Mr. Wooten practiced law at the firm of Gardner, Carton & Douglas, which is currently part of Drinker Biddle & Reath LLP. Mr. Wooten currently serves as a Director of Ann & Robert H. Lurie Children’s Hospital of Chicago, Window to the World Communications, Inc., Congo Square Theatre and National Merit Scholarship Corporation. He also serves on the Audit Committee of Ann & Robert H. Lurie Children’s Hospital of Chicago and Compensation Committee of Window to the World Communications, Inc.

Mr. Wooten brings to our board of directors extensive experience as an executive officer of a Fortune 200 company. Throughout his more than 20 years with ITW, Mr. Wooten developed deep expertise and experience in the areas of risk assessment and management, SEC reporting issues and the general financial and operational aspects of managing a global enterprise. The board of directors also values Mr. Wooten’s experience on various private and not-for-profit company boards of directors and committees. As an African-American, Mr. Wooten contributes to the diversity of the board of directors.

William Wrigley, Jr.	Director since 2014

Age 51

William Wrigley, Jr. has been a member of our board of directors since March 2014. Mr. Wrigley currently serves as Chairman and Chief Executive Officer of Wrigley Management Inc., a family office, and WWJR Enterprises Inc., an investment company. From 1985 to 2009, Mr. Wrigley served in a variety of positions at the Wm. Wrigley Jr. Company, a manufacturing company specializing in chewing gum and other confectionary products, including President, Chairman and Chief Executive Officer, and Executive Chairman of the Board

between 1999 and 2008. Mr. Wrigley is currently an investor in and advisor to several business interests spanning multiple industries. He is a member of the Senior Advisory Council of BDT Capital Partners LLC, is a director of The Economic Club of Chicago, serves on the board of North Shore University Health Care System and is a trustee of Conservation International.

Mr. Wrigley brings to our board of directors extensive management and operations experience as a result of his experience leading a global, complex consumer brand company, and has significant experience serving on a public company board as well as the boards of various private and not-for-profit organizations. The board of directors values Mr. Wrigley’s leadership and international operations experience.

Other than the relationships of Mr. Thomas J. Pritzker and Mr. Jason Pritzker as described above, there are no family relationships among any of our directors or executive officers.

Our Class I directors, whose terms will expire at the annual meeting of stockholders held during calendar year 2016, are Mr. Hoplamazian, Mr. McMillan, Mr. Rocca and Mr. Wrigley.

Our Class II directors, whose terms will expire at the annual meeting of stockholders held during calendar year 2017, are Mr. Thomas J. Pritzker, Ms. Nicholson, Mr. Tuttle and Mr. Wooten.

While voting agreements entered into with or among our major stockholders are in effect, they may provide our board of directors with effective control over the election of directors. Directors can be removed from our board of directors only for cause. Vacancies on our board of directors, and any newly created director positions created by the expansion of the board of directors, can be filled only by a majority of remaining directors then in office.

Pursuant to our employment letter with Mr. Thomas J. Pritzker, we have agreed that so long as he is a member of our board of directors we will use our commercially reasonable efforts to appoint him as our executive chairman as long as he is willing and able to serve in that office. If he is not re-appointed as executive chairman, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment were terminated by us without cause.

Pursuant to our employment letter with Mr. Hoplamazian, we have agreed that so long as he is our president and chief executive officer, we will use our commercially reasonable efforts to nominate him for re-election as a director prior to the end of his term. If he is not re-elected to the board of directors, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment were terminated by us without cause.

During the fiscal year ended December 31, 2014, Hyatt’s board of directors held six meetings (and took action five times by written consent). The audit committee held eight meetings, the compensation committee held five meetings, the nominating and corporate governance committee held five meetings, and the finance committee held seven meetings. No incumbent director attended fewer than 75% of the total number of meetings of the board of directors and committees on which such director served during 2014. We do not have a policy regarding attendance of directors at our annual meetings of stockholders. Eleven of our directors attended our 2014 annual meeting of stockholders.

Board Leadership Structure

The Hyatt Hotels Corporation Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that the offices of the chairman of the board of directors and chief executive officer may be either combined or separated at the discretion of the board of directors. Mr. Thomas J. Pritzker currently serves as our executive chairman and Mr. Hoplamazian currently serves as our president and chief executive officer. Prior to Mr. Hoplamazian being named to this position in December 2006, Mr. Thomas J. Pritzker served as our executive chairman and chief executive officer. Mr. Hoplamazian also serves on our board of directors. As chief executive officer, Mr. Hoplamazian is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while Mr. Thomas J. Pritzker, as executive chairman, provides guidance to the chief executive officer on a variety of key issues and sets the agenda for board of directors meetings (with input from Mr. Hoplamazian) and presides over meetings of the full board of directors. Our board of directors has determined that Mr. Pritzker’s active involvement as executive chairman while Mr. Hoplamazian serves as president and chief executive officer and a director benefits the Company as a result of Mr. Pritzker’s deep understanding of the Company’s operations, relationships with owners and developers and extensive knowledge of the hospitality industry.

Our Corporate Governance Guidelines also provide that from time to time, the independent directors may determine that the board of directors should have a lead director. In the event that the independent directors make such a determination, the chairman of the nominating and corporate governance committee shall become the lead director on an ex officio basis. In the event that a lead director is designated, his or her duties would include: assisting the chairman of the board and board of directors in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines, coordinating the agenda for and moderating sessions of the board of director’s non-management directors and acting as principal liaison between the non-management directors and the chairman of the board on sensitive issues. The Company currently has nine independent directors and to date they have not determined that the board of directors should have a lead director.

Our board of directors believes that this current board leadership structure is in the best interests of the Company and its stockholders at this time. Our Corporate Governance Guidelines provide the flexibility for our board of directors to modify or continue our leadership structure in the future, as it deems appropriate.

Our non-management directors regularly meet in executive session without management present and our independent directors meet in executive session at least once a year. The chairman of the nominating and corporate governance committee presides at such sessions.

Board Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management activities and processes, and our board of directors’ role is to engage in informed oversight of and to provide direction with respect to such risk management activities and processes. In fulfilling this oversight role, our board of directors focuses on understanding the nature of our enterprise risks, including risk in our operations, finances and strategic direction. Our board of directors performs this oversight function in a variety of ways, including the following:

•

the board of directors receives management updates on our business operations, financial results and strategy and, as appropriate, discusses and provides feedback with respect to risks related to those topics;

•

the Company maintains a risk council that is led by our senior vice president, internal audit and is comprised of certain members of management from different functional areas and business units. The risk council is responsible for identifying, assessing, prioritizing and monitoring critical risks of the Company and periodically reports to the board of directors and the audit committee regarding the Company’s risk management processes and procedures; and

•

while the full board is responsible to monitor enterprise risk management overall, the audit committee assists the board of directors in its oversight of risk management by discussing with management, the internal auditors and the independent auditors the Company’s policies and procedures with respect to the process governing risk assessment and risk management. To this end, the audit committee discusses with management the Company’s major financial, reporting and disclosure risk exposures and the steps management has taken to monitor and control such exposures. Additionally, the compensation committee helps assess risk associated with the Company’s compensation policies and procedures.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

All interested parties who wish to communicate with any of our directors, including our non-management directors, can address their communications as follows:

Mail:	Hyatt Hotels Corporation
Attention: Corporate Secretary
71 South Wacker Drive, 12th Floor
Chicago, Illinois 60606

Email:	shareholdercommunications@hyatt.com

Hyatt’s corporate secretary will maintain a record of all such communications and promptly forward to the chairman of the nominating and corporate governance committee those that the corporate secretary believes require immediate attention. The corporate secretary will also periodically provide the chairman of the nominating and corporate governance committee with a summary of all such communications. The chairman of the nominating and corporate governance committee shall notify the board of directors or the chairs of the relevant committees of the board of directors of those matters that he believes are appropriate for further action or discussion.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted the Hyatt Hotels Corporation Code of Business Conduct and Ethics (the “Code of Ethics”), which is applicable to all of Hyatt’s directors, officers and associates, including the Company’s president and chief executive officer, chief financial officer, principal accounting officer or controller and other senior financial officers performing similar functions. The Code of Ethics is posted on the Company’s website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Code of Business Conduct and Ethics.” The Company will furnish a copy of the Code of Ethics to any person, without charge, upon written request directed to: Senior Vice President–Investor Relations, Hyatt Hotels Corporation, 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. In the event that the Company amends or waives any of the provisions of the Code of Ethics that applies to the Company’s chief executive officer, chief financial officer, principal accounting officer or controller and other senior financial officers performing similar functions, the Company intends to disclose the relevant information on its website.

CORPORATE GOVERNANCE GUIDELINES

The Company has adopted the Corporate Governance Guidelines to assist the board of directors in the exercise of its responsibilities. The Corporate Governance Guidelines are posted on the Company’s website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Corporate Governance Guidelines.” The Company will furnish a copy of the Corporate Governance Guidelines to any person, without charge, upon written request directed to: Senior Vice President–Investor Relations, Hyatt Hotels Corporation, 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606.

DIRECTOR INDEPENDENCE

Under our Corporate Governance Guidelines, our board of directors will be comprised of a majority of directors who qualify as independent directors under the listing standards of the NYSE. Directors who do not meet the NYSE’s independence standards, including current and former members of management, also make valuable contributions to the board of directors and to Hyatt by reason of their experience and wisdom, and the board of directors expects that some minority of its members will not meet the NYSE’s independence standards.

Only those directors who the board of directors affirmatively determines have no direct or indirect material relationship with the Company will be considered independent directors, subject to any additional qualifications prescribed under the listing standards of the NYSE. A material relationship is one that would interfere with the director’s exercise of independent judgment in carrying out his or her duties and responsibilities as a director. The nominating and corporate governance committee and the board of directors annually review all relevant business relationships any director or nominee for director may have with Hyatt, including the relationships described in the section below titled “Certain Relationships and Related Party Transactions.” As a result of this review, the board of directors has determined that each of Messrs. Friedman, McDonald, McMillan, Rocca, Tuttle, Wooten, Wrigley and Mss. Kronick and Nicholson is an “independent director” under applicable SEC rules and the listing standards of the NYSE, and that each of Messrs. Gregory B. Penner and Byron Trott was an “independent director” during the time he served as a director under such rules and listing standards. Mr. Trott resigned from the board of directors in January 2014 and Mr. Penner resigned from the board of directors in September 2014.

In making independence determinations, in addition to the relationships described below under “Certain Relationships and Related Party Transactions,” the board of directors considered that certain of these directors serve or previously served together on other boards of directors, not-for-profit boards of directors and charitable organizations, certain directors serve as non-management directors or executive officers of companies with which Hyatt does business, and certain directors are affiliated with charitable organizations that received contributions from Hyatt of amounts within the criteria set forth in our Corporate Governance Guidelines. The board of directors also took into account that certain entities affiliated with the directors paid amounts to Hyatt for room accommodations and meeting space in the ordinary course of business. Relationships considered by the board of directors not otherwise described in this paragraph are disclosed below.

Mr. Byron Trott is the chairman and chief executive officer of BDT Capital Partners, LLC and BDT & Company. An affiliate of BDT Capital Partners, LLC is the general partner of BDT Capital Partners Fund I, L.P. Trusts for the benefit of Mr. Thomas J. Pritzker and members of his family and trusts for the benefit of certain other Pritzker family business interests have subscribed as limited partners in BDT Capital Partners Fund I, L.P. BDT & Company has been previously engaged by the former co-trustees of the Pritzker family U.S. situs trusts (including Mr. Thomas J. Pritzker) to provide financial advisory services on a broad range of matters. The board of directors affirmatively determined that such relationships would not interfere with Mr. Trott’s exercise of independent judgment in carrying out his duties and responsibilities as a director. Mr. Trott resigned as a director of Hyatt in January 2014.

COMMITTEES OF THE BOARD OF DIRECTORS

Our board of directors has a nominating and corporate governance committee, an audit committee, a compensation committee and a finance committee, each of which has the composition and responsibilities described below. Our board of directors may also establish from time to time any other committees that it deems necessary or desirable. The composition of each committee complies with the listing requirements and other rules of the NYSE.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. McDonald and Tuttle and Ms. Nicholson, with Mr. Tuttle serving as chairman. Our board of directors has determined that each of Messrs. McDonald and Tuttle and Ms. Nicholson is independent within the meaning of the listing standards of the NYSE. The nominating and corporate governance committee is authorized to:

•

assist the board of directors in identifying individuals qualified to be members of the board of directors consistent with criteria approved by the board of directors and set forth in the Corporate Governance Guidelines and to recommend director nominees to the board of directors;

•	take a leadership role in shaping Hyatt’s corporate governance, including developing and recommending to the board of directors corporate governance guidelines and practices applicable to Hyatt;

•	recommend board committee nominees to the board of directors; and

•	oversee the evaluation of the board of directors’ and management’s performance.

Our board of directors has adopted a written charter for our nominating and corporate governance committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Committee Composition — Nominating and Corporate Governance Committee Charter.”

Selection of Director Nominees

At an appropriate time prior to each annual meeting of stockholders, or if applicable, a special meeting of stockholders at which directors are to be elected or re-elected, the nominating and corporate governance committee will recommend to the board of directors for nomination such candidates as the nominating and corporate governance committee has found to be well qualified and willing and available to serve, and in each case, providing the nominating and corporate governance committee’s assessment whether such candidate would satisfy the independence requirements of the NYSE.

Prior to making such recommendations to the board of directors, the nominating and corporate governance committee conducts inquiries into the background and qualifications of any potential candidates, including the following criteria set forth in our Corporate Governance Guidelines:

•	judgment, character, expertise, skills and knowledge useful to the oversight of Hyatt’s business;

•	diversity of viewpoints, backgrounds and experiences;

•	business or other relevant experience; and

•

the extent to which the integrity of the candidate’s expertise, skills, knowledge and experience with that of the other directors will build a board of directors that is effective, collegial and responsive to the needs of Hyatt.

The nominating and corporate governance committee also considers such other relevant factors as it deems appropriate, including requirements that the members of the board of directors as a group maintain the requisite qualifications under the applicable NYSE listing standards for independence for the board of directors as a whole and for populating the audit, compensation and nominating and corporate governance committees. While there are no specific minimum qualifications that a director candidate must possess, the nominating and corporate governance committee recommends those candidates who possess the highest personal and professional integrity, have prior experience in corporate management or our industry, maintain academic or operational expertise in an area relating to our business and demonstrate practical and mature business judgment. As described above, our Corporate Governance Guidelines specify that the value of diversity of viewpoints, backgrounds and experiences on the board of directors should be considered by the nominating and corporate governance committee in the director identification and nomination process. The nominating and corporate governance committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The nominating and corporate governance committee does not assign specific weighting to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee will consider stockholder recommendations for candidates to be nominated by our board of directors for election at the 2016 annual meeting of stockholders. Stockholders who want to recommend a potential director candidate for consideration by the nominating and corporate governance committee should send a written notice, addressed to the corporate secretary at our principal executive offices at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. This notice must include the same information as would be required under our bylaws in a stockholder’s notice to nominate a director at the 2016 annual meeting of stockholders. These information requirements are set forth in Sections 3.8(a)(2)(x) and 3.8(a)(2)(z)(i)–(vii) of our bylaws. We also consider potential director candidates recommended by current directors, officers, employees and others. We may also retain the services of search firms to provide us with candidates, especially when we are looking for a candidate with a particular expertise, quality, skill or background. In 2014, we engaged Heidrick & Struggles Inc., an executive search consulting firm, and paid related fees in the amount of $10,314.

The nominating and corporate governance committee screens all potential candidates in the same manner, regardless of the source of the recommendation. The review is typically based on any written materials provided with respect to potential candidates, and the nominating and corporate governance committee reviews the materials to determine the qualifications, experience and background of the candidates. Final candidates are typically interviewed by one or more members of the nominating and corporate governance committee. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, including input from our executive chairman and our chief executive officer, the nominating and corporate governance committee makes a recommendation to the full board of directors regarding whom should be nominated by the board of directors.

The nominating and corporate governance committee did not receive any timely director recommendations from a stockholder for consideration at the 2015 Annual Meeting. December 1, 2015 is the deadline established by the nominating and corporate governance committee for submission of potential director nominees for consideration by the nominating and corporate governance committee for nomination at the 2016 annual meeting of stockholders.

Audit Committee

Hyatt’s audit committee, which was established in accordance with section 3(a)(58)(A) of the Exchange Act, consists of Messrs. Rocca, McMillan, Tuttle and Wooten and Ms. Kronick, with Mr. Rocca serving as chairman. Our board of directors determined that each of Messrs. Rocca, Tuttle, McMillan and Wooten and Ms. Kronick is independent within the meaning of applicable SEC rules and the listing standards of the NYSE applicable to the audit committee members, and has determined that each of Messrs. Rocca and McMillan is an audit committee financial expert, as such term is defined in the rules and regulations of the SEC. The audit committee has oversight responsibilities regarding:

•	the integrity of our financial statements and our financial reporting and disclosure practices;

•	the soundness of our system of internal controls regarding finance and accounting compliance;

•	the annual independent audit of our consolidated financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the engagement of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm;

•	the performance of our internal audit function and approval of the internal audit plan;

•	our compliance with legal and regulatory requirements in connection with the foregoing;

•	compliance with our Code of Ethics;

•

assisting the board of directors in its oversight of risk management by discussing with management, the internal auditors and the independent auditors the Company’s policies and procedures with respect to the process governing risk assessment and risk management, and discussing with management the Company’s major financial, reporting and disclosure risk exposures and the steps management has taken to monitor and control such exposures;

•	reviewing and approving procedures with respect to employee submission of and the Company’s response to complaints received regarding accounting, internal accounting controls or auditing matters;

•

addressing requests for waivers of conflict of interest situations and addressing certain concerns related to accounting, internal accounting controls and auditing matters as provided in our Corporate Governance Guidelines; and

•	reviewing related party transactions pursuant to our written policy described below under “Related Party Transaction Policy and Procedures.”

Our board of directors has adopted a written charter for our audit committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Committee Composition — Audit Committee Charter.”

Finance Committee

Our finance committee consists of Messrs. Thomas J. Pritzker, Friedman and McMillan and Ms. Kronick, with Mr. Thomas J. Pritzker serving as chairman. The finance committee is responsible for reviewing with Company management strategies, plans, policies and significant actions relating to corporate finance matters, including, without limitation, the following matters (which are subject to the finance committee’s approval to the extent the amounts in question are greater than the minimum value thresholds set forth in the finance committee charter for such matters):

•	long and short-term financings, including, without limitation, borrowing of funds, issuance of debt securities and interest rate or foreign currency derivative contracts;

•	exemption elections regarding credit swaps that would otherwise be required to be cleared through the Commodities Future Trading Commission;

•

any development matters, including (a) initial investment in, (b) initial management or licensing of, (c) initial acquisition of, and/or (d) the provision of any other financial commitments relating to, the chain of hotels, resorts, vacation ownership and residential properties that are to be wholly-owned, partially-owned, managed, leased, licensed or franchised by the Company;

•

asset management matters that impact the Company’s existing management agreements, license agreements, franchise agreements, joint venture agreements, contracts, financial instruments, and ownership interest of the Company’s full service and select service hotels and Hyatt-branded residential and vacation ownership properties licensed or managed by affiliates of the Company;

•	sales of hotels;

•	capital expenditures and leasing arrangements; and

•	over budget and unbudgeted managed cost commitments.

The above-listed items are subject to approval of the full board of directors in the event that the amounts in question exceed the maximum value thresholds set forth in the finance committee charter.

Our finance committee is also responsible for reviewing and making recommendations to the full board of directors regarding the following matters, which require approval of the full board of directors:

•	designation and issuance of equity securities of the Company and matters related to the sale and marketing thereof;

•

changes in the Company’s capital structure, including, but not limited to (i) cash and stock dividend policies; (ii) programs to repurchase the Company’s stock; (iii) issues relating to the redemption and/or issuance of any preferred stock of the Company; and (iv) stock splits; and

•	any insurance coverage for directors and officers.

Our board of directors has adopted a written charter for our finance committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Committee Composition — Finance Committee Charter.”

Compensation Committee

Our compensation committee consists of Messrs. McDonald, Friedman, Wooten and Wrigley, with Mr. McDonald serving as chairman. Our board of directors has determined that each member of our compensation committee is independent within the meaning of the SEC rules and the listing standards of the NYSE applicable to compensation committee members. However, Mr. Friedman is not an outside director for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), or a non-employee director under Section 16 of the Exchange Act. Accordingly, the compensation committee has appointed a sub-committee consisting of Messrs. McDonald, Wooten and Wrigley (the “Section 162(m) and Section 16 subcommittee”) to take actions with respect to any compensation intended to qualify as performance-based compensation and be deductible under Section 162(m) or exempt from the “short-swing” rules under Rule 16b-3 of the Exchange Act. The compensation committee is authorized to discharge the responsibilities of the board of directors relating to:

•

the establishment, maintenance and administration of compensation and benefit policies and programs designed to attract, motivate and retain personnel with the requisite skills and abilities to enable the Company to achieve its business objectives;

•	the goals, objectives and compensation of our president and chief executive officer, including evaluating the performance of the president and chief executive officer in light of those goals;

•	the compensation of our other executive officers and non-management directors;

•	ensuring that succession planning takes place for the chief executive officer and other senior management positions;

•	our compliance with the compensation rules, regulations and guidelines promulgated by the NYSE, the SEC and other law, as applicable; and

•	the issuance of an annual report for inclusion in our annual proxy statement.

Our board of directors has adopted a written charter for our compensation committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Committee Composition — Compensation Committee Charter.”

During 2014 the compensation committee relied upon information provided by Mercer (US) Inc. (“Mercer”) in setting compensation for our named executive officers, as more thoroughly discussed below under the section titled “Compensation Consultant Fees and Services.”

In making decisions about executive compensation, the compensation committee considered input from Mercer, our executive chairman, our president and chief executive officer and our chief human resources officer. However, the compensation committee ultimately makes all compensation decisions regarding our executive officers.

The compensation committee may delegate its duties to a subcommittee under the terms of its charter. In addition, under the terms of our Second Amended and Restated Long Term Incentive Plan, as amended (the

“LTIP”), the compensation committee may delegate to other members of the board of directors and to our officers the authority to make awards and to amend LTIP awards, except that it may not delegate to an officer the authority to make any awards to officers who are subject to Section 16 of the Exchange Act or who are “covered employees” within the meaning of Section 162(m), or to make awards to themselves. In addition to the delegation to the Section 162(m) and Section 16 subcommittee as described above, as part of the grant process the compensation committee delegates its authority to Messrs. Thomas Pritzker, Hoplamazian and certain other executive officers to amend or modify award agreements made under the LTIP and take other actions with respect to such awards as they deem necessary, appropriate or advisable to carry out the purposes and intent of the compensation committee’s grant.

Compensation Consultant Fees and Services

During 2014 Mercer was engaged by the compensation committee to provide executive, director and other compensation services. During 2014, Mercer performed the following services:

•	provided information and data so that we could assess the competitiveness of our executive compensation programs;

•	advised on current base salary and incentive compensation;

•	provided analysis regarding our total rewards program, equity awards and dilution and burn-rate under the LTIP; and

•	assisted with the preparation of the Compensation Discussion and Analysis section of this proxy statement.

The compensation committee’s decision to retain Mercer was based on Mercer’s knowledge of Hyatt and the compensation committee’s satisfaction with Mercer’s services over the years. Mercer has been providing services to Hyatt since prior to our initial public offering in 2009. In connection with its decision to continue retaining Mercer, the compensation committee reviewed the nature and extent of the relationship among the compensation committee, Hyatt and Mercer and the individuals at Mercer providing advice to the compensation committee with respect to any conflicts or potential conflicts of interest. Based on that review, the compensation committee believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence Mercer’s provision of advice to the compensation committee. In that regard the individual executive compensation consultant:

•	receives no incentive or other compensation based on the fees charged to Hyatt for other services provided by Mercer or any of its affiliates;

•	is not responsible for selling other Mercer or affiliate services; and

•	is prohibited by Mercer’s professional standards from considering any other relationships Mercer or any of its affiliates may have with Hyatt in rendering advice and recommendations.

The compensation committee delegated to the chief executive officer and chief human resources officer the authority to direct Mercer with respect to matters which are of general applicability to broad levels of employees, do not involve equity compensation, are not limited to executive officers and do not exceed $200,000 in fees per individual statement of work. As such, management has the sole authority to engage Mercer for any such additional services without further approval so long as such services remain within the scope of the established parameters. During 2014, Mercer performed the following services:

•	advised on global mobility policies and practices;

•	provided market data for select international regional office positions;

•	assisted with communications of broad-based total rewards changes; and

•	assisted with international insurance renewal negotiations.

The following is a summary of the fees for professional services, as well as commissions with respect to international insurance matters, paid to Mercer and its affiliates for services rendered in 2014:

Fee Category	2014
Executive and Director Compensation Consulting	$190,007
Non-Executive Compensation Consulting	$495,966
Non-Executive Compensation Services by Affiliates of Mercer(1)	$2,736,425

Total	$3,422,398

(1)	Amount represents commissions and consulting fees paid to affiliates of Mercer.

Compensation Risk Considerations

The compensation committee reviews and evaluates, in conjunction with management, the incentives and material risks arising from or relating to the Company’s compensation programs and arrangements and determines whether such incentives and risks are appropriate. A team made up of members from our internal audit and human resources departments reviewed the Company’s incentive compensation plans and programs in order to assess whether or not any such plans or programs could create risks that are reasonably likely to have a material adverse effect on the Company. Management then reviewed such assessment with the compensation committee. In such assessment, the Company determined that the following policies discourage unreasonable or excessive risk-taking by executives:

•

base salary levels are commensurate with the overall experience, time in the role, and performance of each “named executive officer” (“NEO”) (and the competitive market) so that the NEOs and other employees are not motivated to take excessive risks to achieve a level of financial security;

•	annual incentive plans include a diverse mix of corporate and individual performance metrics, including non-financial measures;

•	annual incentive payouts are capped to ensure that no payout exceeds a specified percentage of salary, thereby moderating the impact of short-term incentives;

•	the mix of short- and long-term incentives is weighted such that a significant percentage of total opportunity is in the form of long-term equity awards;

•

awards made under our LTIP to our NEOs are generally granted as a mix of time-vested stock appreciation rights (“SARs”), time-vested restricted stock units (“RSUs”) and performance-vested restricted shares (“PSs”) which, together, encourage NEOs to focus on earnings, returns and long-term stockholder value;

•

annual audit process and activities, controls and monitoring procedures are in place, including but not limited to compensation committee oversight, that mitigate risks associated with incentive compensation plans;

•

in addition to our chief executive officer and chief financial officer being subject to the claw-back provisions of the Sarbanes-Oxley Act of 2002, the Company has adopted a compensation recovery policy, described below in the section titled “Share Ownership Requirement and Compensation Recovery Policy”;

•	hedging and pledging of our stock is generally prohibited under our Hyatt Hotels Corporation Insider Trading Compliance Program; and

•	share ownership requirements align the long-term interests of NEOs and directors with the interests of stockholders.

Based on these and other considerations, the Company concluded that there are no compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board of directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level required by members of our board of directors.

Retainers and Committee Fees

Our directors who are also our employees do not receive any additional compensation for their services as directors. Accordingly, Messrs. Thomas J. Pritzker and Hoplamazian do not receive any compensation for their services as directors. For 2014, members of the board of directors who are not our employees were entitled to receive annual cash retainers of $70,000 and stock compensation of $115,000. Effective January 1, 2015 the annual cash and stock retainers were increased to $75,000 and $125,000, respectively. Directors may elect to receive their annual cash retainer in shares of Class A common stock. The annual cash retainer is paid on a quarterly basis. Directors who choose to receive cash do so at the end of each fiscal quarter. Directors who choose to receive shares of Class A common stock in lieu of cash receive shares with a grant date on the 15th day (or the next day the stock exchange is open) of the last month of the quarter. The annual cash retainer is prorated in the event the director did not serve for the full fiscal quarter.

Directors receive their annual stock retainer on the date of the Company’s annual meeting of stockholders, payable in arrears for service since the prior annual meeting. The annual stock retainer is also prorated in the event the director does not serve for the full fiscal year.

The number of shares provided is calculated by dividing the value of the annual retainer (cash or stock) by the closing stock price on the date of grant.

Committee members and the chairman of each committee receive additional annual cash retainers in the amounts set below for 2014 and beginning in 2015:

	2014 Retainers		2015 Retainers
Committee Name	Committee Member	Committee Chairman	Committee Member	Committee Chairman
Audit Committee	$12,000	$25,000	$15,000	$25,000
Compensation Committee	$6,000	$25,000	$10,000	$25,000
Nominating and Corporate Governance Committee	$6,000	$9,000	$10,000	$15,000
Finance Committee(1)	$6,000	$9,000	$10,000	$15,000

(1)	As an employee of the Company, Mr. Thomas J. Pritzker was not eligible to receive and did not receive a retainer for his service as chairman of the finance committee in 2014.

The chairman of a committee receives only the chairman retainer and does not also receive the committee member retainer. Committee retainers are paid in quarterly installments at the end of each fiscal quarter. All of our directors are reimbursed for reasonable expenses incurred in connection with attending board of director meetings and committee meetings and for attending corporate functions on our behalf. To encourage our directors to visit and personally evaluate our properties, the directors are eligible for complimentary and discounted rooms at Hyatt-owned, operated or franchised hotels, as well as the use of hotel-related services when on personal travel.

New Directors

In addition to the annual cash and stock compensation, each new non-employee director receives an initial equity retainer of $75,000 payable in shares of our Class A common stock. The initial equity retainer is payable on the date the director is first elected or appointed to the board of directors. The number of shares provided is calculated by dividing the value of the initial equity retainer by the closing stock price on the date of grant.

Non-Employee Director Stock Ownership Guidelines

Our Corporate Governance Guidelines require that each non-employee director accumulate and own, directly or indirectly, at least $225,000 worth of our common stock (or common stock equivalents held under the Directors Deferred Compensation Plan described below) at all times during his or her tenure on the board of directors. Effective January 1, 2015 this guideline amount increases to $300,000. Non-employee directors have up to five years to meet this ownership requirement. If, after the relevant accumulation period, the market value of such director’s stock should fall below the target level, the director will not be permitted to sell any of our common stock until the market value again exceeds the target level. These sale limitations do not apply where the decline in value of the director’s holdings of our common stock is in connection with a change of control transaction. Each non-employee director currently meets the guidelines with the exception of Messrs. McMillan, Jason Pritzker and Wrigley and Ms. Nicholson who have up to five years from the date of their joining the board (until June 2018 for Mr. McMillan and until March 2019 for Messrs. Jason Pritzker and Wrigley and Ms. Nicholson) to meet the guideline.

Directors Deferred Compensation Plan

Each non-employee director may elect to defer all or any portion of his or her annual cash and annual stock retainers under our Directors Deferred Compensation Plan. Once an election is made to defer a retainer, the decision may be revoked or changed only for subsequent calendar years. Under the Directors Deferred Compensation Plan, a director who elects to defer any of his or her annual cash retainer may elect to have such amount invested in a notional cash account, which is credited with interest quarterly at the prime rate, or in stock units equivalent to our Class A common stock. Deferrals of annual stock retainers are invested in stock units equivalent to our Class A common stock. Any retainers deferred into stock units are entitled to receive additional stock units equal to the amount of any dividends payable on the stock units held by the director. The director may also elect to receive payment for any such deferrals at either January 31st of the year following the director’s departure from the board of directors or on the last business day of March of the fifth year following the year in which such retainer was earned. Stock units are paid in shares of our Class A common stock from shares reserved for issuance under our LTIP.

2014 Director Compensation

The following table provides information related to the compensation the non-employee directors earned for 2014:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Total ($)
Richard A. Friedman	$82,030	$115,040	$197,070

Susan D. Kronick	$88,030	$115,040	$203,070

Mackey J. McDonald	$101,030	$115,040	$216,070

Cary D. McMillan	$87,270	$115,040	$202,310

Pamela M. Nicholson	$57,050	$91,380	$148,430

Gregory B. Penner(3)	$53,020	$115,040	$168,060

Jason Pritzker	$52,550	$91,380	$143,930

Michael A. Rocca	$95,000	$115,040	$210,040

Byron D. Trott(3)	$3,850	$75,220	$79,070

Richard C. Tuttle	$91,060	$115,040	$206,100

James H. Wooten, Jr.	$85,000	$115,040	$200,040

William Wrigley, Jr.	$55,550	$91,380	$146,930

(1)	Messrs. Friedman, McDonald, Penner and Trott and Ms. Kronick elected to receive their annual cash retainers of $70,000 in the form of our Class A common stock. Mr. Tuttle elected to receive seventy-five percent of the annual cash retainer in the form of our Class A common stock. Pursuant to the Directors Deferred Compensation Plan, Messrs. Jason Pritzker and Wrigley and Ms. Nicholson elected to defer the cash retainer in the form of RSUs while Mr. Wooten elected to defer to a cash account. As a result, Messrs. Friedman, McDonald, and Ms. Kronick received 1,210 shares in payment of the annual cash retainer and Mr. Tuttle received 908 shares. Mr. Trott received 61 shares and Mr. Penner received 845 shares that were prorated. Messrs. Jason Pritzker and Wrigley and Ms. Nicholson received 885 prorated RSUs. Calculation of the number of shares or RSUs received by the directors was based on the fair market value of our Class A common stock on the date the retainers were payable. Shares deferred into RSUs are reflected in the table contained in footnote (4).

(2)	Amounts shown represent the grant date fair value of stock or stock units in payment of annual stock retainers in 2014 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation. Messrs. McMillan, Rocca and Wooten elected to defer all $115,000 of their annual stock retainers into the Directors Deferred Compensation Plan and Mr. Tuttle elected to defer receipt of twenty-five percent of his annual stock retainer into the Directors Deferred Compensation Plan. Messrs. Jason Pritzker and Wrigley and Ms. Nicholson were elected on March 27, 2014 and received an initial equity retainer of $75,000 as well as prorated annual stock retainers of $16,380, which these directors elected to defer into the Directors Deferred Compensation Plan.

(3)	Messrs. Trott and Penner resigned from the board of directors on January 17, 2014 and September 11, 2014, respectively.

(4)	As described above under “Directors Deferred Compensation Plan,” directors may elect to defer their stock and cash fees into RSUs. The following table sets forth the aggregate number of outstanding RSUs held by each director as of December 31, 2014:

Name	RSUs Beginning of Year Balance	RSUs Earned during the Year	RSUs Paid out during the Year	RSUs End of Year Balance
Richard A. Friedman	6,238	—	—	6,238
Mackey J. McDonald	6,058	—	—	6,058
Cary D. McMillan	—	2,002	—	2,002
Pamela M. Nicholson	—	1,170	—	1,170
Jason Pritzker	—	1,170	—	1,170
Michael A. Rocca(1)	11,360	2,002	2,561	10,801
Richard C. Tuttle	18,513	500	—	19,013
James H. Wooten, Jr.	2,744	2,002	—	4,746
William Wrigley, Jr.	—	1,170	—	1,170

(1)	Mr. Rocca’s September 30, 2009 and December 30, 2009 deferred awards of 1,932 and 629 shares, respectively were delivered in March 2014. The total value upon delivery was $137,807.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed the Compensation Discussion and Analysis set forth below and discussed its contents with the Company’s management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Mackey J. McDonald, Chairman

Richard A. Friedman

James H. Wooten, Jr.

William Wrigley, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2014, each of Messrs. McDonald, Friedman, Gregory B. Penner, Wooten, Wrigley and Ms. Kronick served on our compensation committee, with Mr. McDonald serving as chairman. Ms. Kronick and Mr. Gregory B. Penner served on the committee until May 15, 2014 and September 11, 2014, respectively. Messrs. Wooten and Wrigley joined the committee effective May 15, 2014. None of these members of our compensation committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our compensation committee. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors. Because of his affiliation with Goldman, Sachs & Co., Mr. Friedman had certain relationships with the Company during 2014 that are required to be disclosed under the SEC rules relating to disclosure of related party transactions. See the section below titled “Certain Relationships and Related Party Transactions” for more information.

ARTICLE III: EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion describes the compensation elements of our total rewards program for our NEOs, consisting of our executive chairman, principal executive officer (“PEO”), principal financial officer (“PFO”), our two other most highly compensated executive officers and Mr. Sarna who would have been one of our three most highly compensated executive officers, had he not retired in 2014. Note that we have historically included our executive chairman Mr. Thomas J. Pritzker as an NEO, given his role and identity with the Hyatt brand, even if his compensation did not otherwise make him one of our three most highly compensated executive officers. However, due to the departure of Messrs. Rainer and Sarna, Mr. Thomas J. Pritzker’s compensation in 2014 did make him one of our three most highly compensated executive officers.

Our NEOs for 2014 were:

Name	Position

Thomas J. Pritzker	Executive Chairman of the Board

Mark S. Hoplamazian (PEO)	President and Chief Executive Officer

Gebhard F. Rainer (Former PFO)	Former Executive Vice President, Chief Financial Officer

Rakesh K. Sarna	Former Executive Vice President, Group President Americas

H. Charles Floyd	Executive Vice President, Global President of Operations

Stephen G. Haggerty	Executive Vice President, Global Head of Capital Strategy, Franchise & Select Service

2014 Executive Transitions

Mr. Rainer resigned effective September 26, 2014. Mr. Hoplamazian assumed Mr. Rainer’s duties as principal financial officer pending a search for a replacement.

In June, Mr. Sarna announced his plan to retire at the end of August. In order to ensure an orderly transition of his duties and responsibilities we entered into a transition agreement with Mr. Sarna which is more fully described in the narrative to the “Summary Compensation Table” below. Mr. Sarna retired on August 31, 2014.

Our compensation committee is responsible for establishing, maintaining and administering our compensation programs for our NEOs and other executives.

Philosophy and Goals of Our Executive Compensation Program

Our goal is to be the most preferred brand in each customer segment that we serve for our associates, guests and owners. We believe that this goal is central to and best promotes value creation for our stockholders. Our compensation philosophy is to provide an appropriate base of cash compensation and to align all incentive and long-term components of compensation to support long-term value creation for our stockholders. We have focused on defining annual financial and non-financial goals around metrics that we believe support and promote enhancement of long-term brand value. To attract, recruit, develop, engage and retain the talent needed to deliver on this goal, our compensation programs are designed to:

•	appropriately motivate associates through the alignment of total rewards with performance goals;

•

be innovative and competitive, recognizing the ever-changing dynamics of the labor market and acknowledging that, in attracting, retaining and developing talent globally, we need to offer compelling career opportunities;

•	address the needs and preferences of associates as individuals and as members of high-performing teams;

•	retain the associates with capabilities required to achieve our goal; and

•	be cost effective and financially sustainable over time under varying business conditions.

To accomplish these goals, our executive compensation program is based on a total rewards program, which provides:

•	compensation, including cash (salary and incentive compensation), as well as long-term stock-based compensation;

•	benefits, including retirement-related, healthcare and other welfare programs;

•	work/lifestyle programs, including paid-time off, a specified number of free hotel stays and other programs that promote well-being; and

•	individual development.

Our total rewards program is designed to provide rewards for individual and organizational achievement of business objectives and to emphasize long-term incentive compensation and variable compensation.

Executive Compensation Practices and Alignment with Stockholder Interests

The compensation committee periodically reviews what it considers to be best practices in governance and executive compensation. Based on this review, the compensation committee believes that Hyatt’s executive compensation program is aligned with stockholders because Hyatt:

•	does not provide for tax reimbursement payments or gross-ups except in limited cases for new hire relocation;

•	provides limited executive perquisites;

•	does not generally allow hedging and pledging as stated in the Hyatt Hotels Corporation Insider Trading Compliance Program;

•	requires executive officers and non-employee directors to maintain specific stock ownership levels to align their interests with stockholders;

•

has policies in place that provide for the forfeiture of vested and unvested equity awards as well as recovery of cash and equity compensation received in the event that an NEO or any other executive officer violates certain restrictive covenants or engages in fraudulent or willful misconduct that results in a restatement of Hyatt’s financial statements;

•	does not permit repricing of SARs or options without stockholder approval;

•	does not provide supplemental defined benefit pensions to executives;

•	generally provides limited severance protections for NEOs (see the section below titled “Potential Payments on Termination or Change in Control”);

•

does not use automatic single trigger arrangements that provide change in control payments or vesting of time vested equity compensation without loss of employment or material adverse change in job duties;

•	annually conducts risk assessments; and

•

provides equity based compensation in the form of SARs which will only deliver value if our stock price increases, RSUs which will fluctuate in value depending on our stock price, and performance shares which are only earned based on performance against specified three-year financial goals.

Impact of Advisory Vote Approving Executive Compensation

At the Company’s 2014 annual meeting of stockholders, stockholders were provided the opportunity to cast an advisory vote approving the compensation programs for our NEOs (“say-on-pay”). That say-on-pay proposal received support from over 99.9% of the shares present and entitled to vote at the annual meeting, indicating stockholder approval of the compensation paid to our NEOs. Among other considerations, including the result of that vote, the compensation committee did not change its approach to executive compensation. The compensation committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our NEOs.

Role of the Outside Consultant

Mercer provides consulting services to our compensation committee to help:

•	assess the competitiveness of our executive compensation programs;

•	advise on current base salary, incentive compensation and long-term stock-based compensation;

•	provide analysis regarding our equity awards and dilution and burn-rate under the LTIP; and

•	assist with the preparation of this Compensation Discussion and Analysis.

Mercer consultants also conduct studies on our plan design for retirement and international benefits. See the section above titled “Compensation Consultant Fees and Services” for further information regarding services performed by Mercer in 2014.

Role of Executive Officers

In making decisions about executive compensation, the compensation committee invites our executive chairman, our president and chief executive officer and our chief human resources officer to present various compensation proposals at the committee meetings and to answer any questions the committee may have. The compensation committee meets in executive session to determine Mr. Thomas J. Pritzker’s compensation. With respect to the compensation of our chief executive officer, the compensation committee meets in executive session with our executive chairman and, from time to time, our chief human resources officer is present at such meetings. Mr. Hoplamazian provides input and recommendations to the compensation committee for each NEO (other than Mr. Thomas J. Pritzker and himself) with respect to achievement of their individual goals under our annual incentive plan.

Market Data

Mercer helps us assess the market competitiveness of our NEOs’ annual cash and long-term incentives. In doing so, Mercer uses several sources of information:

•	A primary peer group of publicly traded companies in the hospitality industry;

•	A secondary peer group consisting of a sub-set of the primary peer group;

•	Survey data for comparable positions in the hospitality/restaurant or lodging industry; and

•

General industry survey data for the compensation committee’s consideration which includes companies with which we compete for management talent, have a similar business profile to ours, have global operations and scope, and are in a consumer facing and customer oriented service business.

In 2014, we reviewed the competitiveness of our NEO compensation against the primary peer group and then against the secondary peer group. The primary peer group for 2014 was the same as for 2013 except that due to the similarity of its business we added Hilton Worldwide Holdings, Inc. which went public in December 2013. The primary peer group was selected based on several factors, including business mix and model, revenues, global presence and the strength of their brands. The primary peer group included:

• Boyd Gaming Corporation*	• MGM Resorts International*
• Brinker International, Inc.*	• Royal Caribbean Cruises, Ltd.*
• Carnival Corporation	• Starbucks Corporation
• Darden Restaurants, Inc.*	• Starwood Hotels and Resorts Worldwide, Inc.*
• Hilton Worldwide Holdings, Inc.*	• The Wendy’s Company*
• Host Hotels & Resorts, Inc.*	• Wyndham Worldwide Corporation*
• Las Vegas Sands Corporation	• Wynn Resorts*
• Marriott International Inc.	• Yum! Brands, Inc.

The secondary peer group (*) consists of companies with revenues ranging from 0.4x - 2.5x Hyatt’s revenues and a market cap ranging from 0.25x - 4x Hyatt’s market cap.

For 2014 we set our base salaries, annual incentive targets and long-term incentives so that total compensation references the market 50th percentile of the primary and secondary peer groups with the opportunity for upside based on superior performance. Our pay mix is generally consistent with market practice.

Key Elements of Total Rewards in 2014

Our total rewards programs include fixed and variable compensation as well as other benefits. We provide the following compensation elements to our NEOs:

Compensation Element	Purpose	Description
Base Salary	Fixed component of pay that fairly compensates the individual based upon level of responsibilities	Fixed cash payments

Annual Incentive	Align compensation with performance at the enterprise and regional or functional level	Variable annual cash award based on achievement of performance objectives

Long-Term Incentive	Reward for creating long-term stockholder value and provide alignment with stockholder interests	Value delivered as one-third
stock appreciation rights, one-
third time-vested restricted stock
units and one-third performance
shares, with the exception of
Mr. Thomas J. Pritzker who
receives 100% value in stock
appreciation rights

Employee Benefits	Retirement, health and other benefits that provide comprehensive long-term financial security to a globally mobile workforce, enable us to maintain a healthy and productive workforce and attract and retain employees	401(k) plan and deferred
compensation programs with
matching and retirement
contributions, paid-time off
(“PTO”), health, life and
disability insurance, severance
and change in control
protections, and limited
perquisites

Salary

Salaries for our NEOs are reviewed annually. Our NEOs’ salaries for 2014 reflected several factors, including overall experience, time in the role, performance, market levels and the desire to provide an appropriate base as part of their overall total rewards. During 2014, each NEO’s base salary was increased by approximately 2.5% in connection with our annual merit review.

Annual Incentive

Our annual incentive plan provides at-risk compensation designed to reward executives for achievement of operating results over a one-year performance period. Incentives are based on both financial and non-financial metrics that are intended to balance overall focus on enterprise financial performance, regional/functional financial performance and other strategic priorities that will strengthen our competitive position. Our annual incentive plan also includes a leadership component that provides flexibility in assessing how our executives are meeting the needs of our business.

Under the terms of his letter agreement, Mr. Thomas J. Pritzker is not eligible for annual incentives under our plan as his role is to focus on Hyatt’s long-term development. As such, he is eligible to receive long-term incentive awards through our long-term incentive program. Mr. Hoplamazian’s target and maximum incentives are set according to the terms of his letter agreement. The target and maximum incentive opportunities for our other NEOs are determined based on references to market data and the individual’s role in the organization, overall experience and time in the role. In particular, the compensation committee considered the total compensation market data for these positions. The compensation committee focused on delivering a total compensation package which would attract a high level of talent while weighting more of the NEOs’ total compensation potential on variable and long-term incentives, thereby aligning their interests with those of our stockholders. For 2014 performance, the target and maximum annual incentive opportunities as a percentage of base salary for each NEO who participated in our annual incentive plan were as follows:

Name	Target	Maximum
Mark S. Hoplamazian	150%	225%
Gebhard F. Rainer	90%	135%
Rakesh K. Sarna	100%	150%
H. Charles Floyd	100%	150%
Stephen G. Haggerty	90%	135%

For 2014, we established an initial financial goal of $709.5 million of Adjusted Compensation EBITDA1 (“Threshold Goal”) which needed to be met before any annual incentive would be payable. If the Threshold Goal was met, then the maximum annual incentive was earned by the executive. However, the compensation committee retained discretion to reduce the annual incentive earned based on such other factors or metrics as it determined. The Threshold Goal was set for purposes of enabling the annual incentives to be tax deductible under Section 162(m) of the Internal Revenue Code, while retaining the compensation committee’s ability to apply certain qualitative metrics to the annual incentive program. For 2014 we achieved Adjusted Compensation EBITDA of $776.4 so the Threshold Goal was met. The compensation committee then applied the following incentive goals similar to those used in prior years to determine our NEOs’ actual annual incentives:

•

Hyatt Financial Performance (40% of overall target award): Similar to prior years, the compensation committee used Adjusted Compensation EBITDA for purposes of determining the payout of this component.

	Threshold	Target	Maximum
Adjusted Compensation EBITDA Goal	$748.9 million	$788.3 million	$867.1 million
Payout	50%	100%	150%

Applying the payout scale for Adjusted Compensation EBITDA, the compensation committee awarded the NEOs 84.8% of the target annual incentive for this component. The results are interpolated for performance between threshold and target and maximum.

•

Strategic Priorities (20% of overall target award): In 2014, five strategic priorities were identified: talent and reputation, brand and innovation, hotel profitability, corporate resource efficiency, and growth and capital strategy. In support of this, a dashboard was developed with various metrics under each priority to help the compensation committee assess achievement of this component. Based on an assessment of the progress made towards the five strategic priorities in 2014, the compensation committee awarded the NEOs 75% of the target annual incentive related to this component.

•

Individual Management Objectives (“MBO”s) (40% of overall target award): Financial and non-financial MBOs applied to each individual were designed to incentivize each NEO in his area of responsibility, as well as build brand value over time. Based on an assessment of achievement of these goals, awards to the NEOs ranged from 96% to 100% of the target annual incentive related to this component.

[1]

“Adjusted Compensation EBITDA” means our Adjusted EBITDA as described in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Business Metrics Evaluated by Management — Adjusted EBITDA,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as further adjusted to exclude $48.6M of expenses relating to the annual incentive, a nonrecurring LTIP expense which relates to prior period grants for certain individuals, and any performance shares.

The actual annual incentive compensation earned for 2014 performance expressed as a percentage of base salary as in effect at year-end and the resulting percentage of target incentive for each NEO who participated in the annual incentive plan was as follows:

Name	Actual
Mark S. Hoplamazian	131.1% of year-end salary (87.4% of target)
H. Charles Floyd	88.9% of year-end salary (88.9% of target)
Stephen G. Haggerty	80.0% of year-end salary (88.9% of target)

For 2014, the annual incentive payments were rounded up to the nearest hundreds.

As part of his transition agreement, Mr. Sarna received a pro-rata payout of his target incentive ($475,000). Mr. Rainer resigned effective September 26, 2014 and was not eligible to receive an annual incentive for 2014.

Hoplamazian’s 2014 Annual Incentive

Mr. Hoplamazian’s individual MBOs for 2014 were:

•

Growth. Achieve the Company’s development goals as measured by the value of individual development opportunities added to the pipeline in 2014, the market ranking of those opportunities, attrition, and actual openings.

•	Asset Recycling. Improve shareholder value through application of capital and achievement of returns.

•	Organization. Implement refinements to the organizational structure.

•

Human Capital. Advance the organizational strategy through integration of the new leader profile with established business processes and practices. Provide leadership for the diversity and inclusion strategy and refine succession planning processes.

Based on input from our executive chairman and the review of our performance during 2014, the compensation committee awarded Mr. Hoplamazian 96% of his individual MBO component.

Accordingly, based on Hyatt Financial Performance and the factors and considerations discussed above, the compensation committee awarded Mr. Hoplamazian a 2014 annual incentive payment of $1,363,800, representing a payout of 87.4% of target.

Floyd’s 2014 Annual Incentive

Mr. Floyd’s individual MBOs for 2014 were:

•	Managed Costs. Completion of the Managed Cost assessment and allocation process.

•

Technology. Continued integration of the technology function including development of a three-year roadmap for all major systems. Continued globalization of strategic systems resulting in reduced operating expenses.

•	Operations/Human Resources. Manage regional participation in the global talent review.

•	Brand. Support the brand team in the creation, rollout and training for brand guides and completion of the remaining documentation. Establish a task force for deployment of a new tool kit for hotels.

•	Global Sales. Achieve global sales goals and create a plan for management of strategic accounts. Work with the regions to create long-term sustainable sales functions.

•

Other MBOs. Develop and implement individual development plans for the team that align with the new leader profile. Mentor high-potential, diverse leaders. Support the alignment of the leader profile within each brand. Identify refinements in processes that result in improved organizational agility and adaptability.

The compensation committee awarded Mr. Floyd 100% of his individual MBO component.

Accordingly, based on Hyatt Financial Performance and the factors and considerations discussed above, the compensation committee awarded Mr. Floyd a 2014 annual incentive payment of $633,600, representing a payout of 88.9% of target.

Haggerty’s 2014 Annual Incentive

Mr. Haggerty’s individual MBOs for 2014 were:

•	Asset Recycling. Demonstrate increased shareholder value through application of capital and achievement of returns.

•	Construction. Manage corporate development projects according to budget and timeline.

•	Growth Capital. Support transactions and deployment of growth capital including mergers and acquisitions.

•

Capital Expenditures and Investments. Completion of capital expenditure programs for owned properties on time and on budget. Successful execution of development efforts and identification of financing sources for new projects.

•

Other MBOs. Define individual development plans for the team that align with the new leader profile. Support diversity and inclusion initiatives including mentoring high-potential, diverse leaders. Support and provide resources that advance the organizational strategy.

The compensation committee awarded Mr. Haggerty 100% of his individual MBO component.

Accordingly, based on Hyatt Financial Performance and the factors and considerations discussed above, the compensation committee awarded Mr. Haggerty a 2014 incentive payment of $488,200, representing a payout of 88.9% of target.

Long-Term Incentive

In 2014, we used equity in the form of SARs, RSUs and PSs granted under our LTIP as the means of providing long-term incentives to our executives. These grants are designed to:

•	drive and reward performance over an extended period of time to promote creation of long-term value for our stockholders;

•	create strong alignment with the long-term interests of our stockholders;

•	assist in retaining highly qualified executives; and

•	contribute to competitive total rewards.

In determining the value of long-term incentive grants, we considered market data, the individual’s potential contribution to our success and the relationship between each NEO’s short-term and long-term compensation. For 2014, the compensation committee determined that the value of long-term incentive awards to NEOs, other than Mr. Thomas J. Pritzker, would be delivered one-third in SARs, one-third in RSUs, and one-third (at target performance) in PSs. The compensation committee believes that awarding an equal mix of SARs, RSUs and PSs achieves a balance in linking NEO long-term rewards to company performance. SARs do not provide any value unless the stock price appreciates, the value of RSUs increases or decreases in the same way stockholders’ stock value increases or decreases, and PSs focus NEOs on company performance objectives. The actual number of SARs, RSUs and PSs granted was determined based on applying a Black-Scholes value for the SARs and the value of our common stock for the RSUs and PSs based on the closing stock price on the date of grant. Mr. Thomas J. Pritzker received his long-term incentive award in the form of SARs.

SARs

SARs are designed to deliver value to NEOs only if our stock price increases over the value at the time of grant. Each vested SAR gives the holder the right to receive the appreciation in the value of one share of our Class A common stock at the exercise date over the value of one share of our Class A common stock at the date of grant. Generally, SARs vest equally over four years and are settled by delivery of our Class A common stock.

RSUs

RSUs are designed to align the interests of our NEOs with the interests of our stockholders, to reward performance and to promote retention of our executives by providing equity-based compensation that fluctuates with our stock price. RSUs were also granted in light of the fact that the lodging industry is cyclical, and the volatility of the value of an RSU is lower than the volatility of the value of a SAR. RSUs, accordingly, are intended to create a sense of ownership and to better align executives’ interests with our stockholders’ interests. Generally, RSUs vest equally over four years and are settled by delivery of shares of our Class A common stock.

PSs

PSs are designed to align the interests of our NEOs with the interests of our stockholders, to reward performance against specified three-year financial goals and to promote retention of our executives by providing equity-based compensation that fluctuates with our stock price. The PSs are earned only if the NEOs achieve what the compensation committee establishes as challenging three-year economic profit goals. “Economic profit” is generally defined as Adjusted EBITDA less 10% of the Company’s average invested capital for each year of the three-year performance period and excluding expenses relating to the annual incentive plan and the PSs. For this purpose Adjusted EBITDA is defined as set forth in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Business Metrics Evaluated by Management — Adjusted EBITDA,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. If the threshold goal is not achieved at the end of the three-year performance period, then the PSs will be forfeited and none will vest.

In 2012, the compensation committee granted PSs with a three-year performance period that vested based on similar economic profit goals. Economic profit achieved for the 2012 through 2014 period was $303 million, above the target of $274 million resulting in a payout of 111% of the target award.

Equity Practices

The Company makes grants pursuant to our Third Amended and Restated Summary of Non-Employee Director Compensation policy and the Second Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan during regularly scheduled board meetings or during periods when we are not in possession of material non-public information. Pursuant to the Hyatt Hotels Corporation Insider Trading Compliance Program, neither the Company, nor executive officers, directors or covered employees may trade in any securities of the Company during the period beginning two weeks before the end of any fiscal quarter of the Company and ending two business days after the public release of earnings data for such quarter whether or not the Company or any of the executive officers, directors or covered employees is in possession of material, non-public information.

Employee Benefits

Our NEOs receive employee benefits similar to other salaried associates, such as participation in our 401(k) Plan, Deferred Compensation Plan (“DCP”) with matching contributions, health, life and disability plans and severance benefits, as described in more detail in the section below titled “Potential Payments on Termination or Change in Control.” In addition, as described in more detail in the section below titled “Narrative to Summary Compensation Table,” we provide certain additional retirement and deferred compensation benefits to our NEOs, as well as limited perquisites. These additional employee benefits and perquisites make up the benefits/work/lifestyle portion of our total rewards package and allow us to compete in attracting and retaining executives.

Regulatory Considerations

Our incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the compensation committee considers the tax and accounting consequences of utilizing various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences.

Share Ownership Requirement and Compensation Recovery Policy

In 2009, we adopted share ownership guidelines that require each of our named executive officers (other than Mr. Thomas J. Pritzker) to hold SARs, RSUs (whether vested or not) or stock with a value within the following guidelines:

NEO	Multiple of salary
Mr. Hoplamazian	5 times base salary
Messrs. Floyd and Haggerty	3 times base salary

Once an NEO reaches age 55 his ownership guideline reduces by 10% per year until age 60. Our NEOs have five years to meet these goals. We adopted these share ownership guidelines as a means of requiring executives to hold equity and tie their interests to the interests of our stockholders. Each NEO currently meets the guidelines. Given that trusts for the benefit of Mr. Thomas J. Pritzker and his lineal descendants directly and indirectly own a significant percentage of our outstanding common stock, it was determined that Mr. Thomas J. Pritzker did not need to be subject to the share ownership guidelines, although his ownership of SARs alone would satisfy the guidelines at a five times base salary level.

We also have a compensation recovery policy, which, if the board of directors determines that an executive has engaged in fraudulent or willful misconduct that resulted in a restatement of our financial results, allows the board of directors (or a committee thereof) in its discretion to recover from such executive any bonus, equity compensation or profits received on equity compensation by such executive.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Thomas J. Pritzker	2014	$510,417	—	—	$3,164,111	—	$24,067	$3,698,595
Executive Chairman of the Board	2013	$500,000	—	—	$3,722,489	—	$107,542	$4,330,031
	2012	$486,200	—	—	$2,430,991	—	$28,372	$2,945,563

Mark S. Hoplamazian	2014	$1,035,833	—	$2,549,907	$1,274,979	$1,363,800	$41,962	$6,266,481
President and Chief Executive	2013	$1,015,000	—	$2,999,966	$1,499,992	$1,305,500	$37,929	$6,858,387
Officer (Principal Executive Officer and Principal Financial Officer)	2012	$1,010,038	—	$2,999,964	$1,499,994	$1,399,000	$40,741	$6,949,737

Gebhard F. Rainer	2014	$454,413	—	$849,903	$424,993	—	$14,730	$1,744,039
Former Executive Vice President,	2013	$600,000	—	$999,989	$499,997	$473,300	$27,427	$2,600,713
Chief Financial Officer (Former Principal Financial Officer) (4)	2012	$722,611	$12,000	$224,989	—	$388,000	$210,247	$1,557,847

Rakesh K. Sarna	2014	$472,083	$1,187,500	$1,076,603	$538,317	—	$892,362	$4,166,865
Former Executive Vice President,	2013	$695,000	—	$1,266,624	$633,330	$645,700	$161,107	$3,401,761
Group President Americas (5)	2012	$691,667	—	$1,266,612	$633,333	$652,000	$145,950	$3,389,562

H. Charles Floyd	2014	$709,583	—	$1,176,569	$638,302	$633,600	$42,162	$3,200,216
Executive Vice President,	2013	$695,000	—	$1,266,624	$633,330	$591,800	$37,929	$3,224,683
Global President of Operations	2012	$691,667	—	$1,266,612	$633,333	$678,000	$65,741	$3,335,353

Stephen G. Haggerty	2014	$607,500	—	$949,868	$524,978	$488,200	$42,162	$2,612,708
Executive Vice President,	2013	$595,000	—	$999,989	$499,997	$500,200	$37,929	$2,633,115
Global Head of Capital Strategy, Franchise & Select Service	2012	$592,333	—	$999,961	$499,992	$530,000	$40,741	$2,663,027

(1)	Amounts shown represent the grant date fair value of SARs, RSUs and PSs granted in the year indicated as computed in accordance with FASB (ASC) Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 17 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC. With regard to the PS awards, the values set forth above reflect the vesting of PSs based on the probable outcome of target levels. The grant date value of the PSs assuming maximum performance is as follows for each relevant NEO: Mr. Hoplamazian: $2,549,907; Mr. Rainer: $849,903; Mr. Sarna: $1,076,603; Mr. Floyd: $1,076,603; Mr. Haggerty: $849,903. For a discussion of threshold, target and maximum levels of vesting on PS awards, see “Grants of Plan-Based Awards.”

(2)	For Mr. Sarna, the amount represents $475,000 bonus for 2014, payable in 2015 and $712,500 bonus payable six months following his retirement.

(3)	All other compensation for 2014 includes that shown in the table below.

Name	Corporate Dining Room Usage	Parking	401(k) Match and Contributions to DCP	Life Insurance and Long-Term Disability Premiums	Transition Benefits	Legal Fees	Miscellaneous Benefits	Total
Thomas J. Pritzker	$12,197	$6,300	$4,539	$1,031	—	—	—	$24,067
Mark S. Hoplamazian	$12,197	$6,300	$22,200	$1,265	—	—	—	$41,962
Gebhard F. Rainer	$9,151	$4,725	—	$854	—	—	—	$14,730
Rakesh K. Sarna	$6,174	$3,150	$121,995	$843	$750,000	$10,000	$200	$892,362
H. Charles Floyd	$12,197	$6,300	$22,400	$1,265	—	—	—	$42,162
Stephen G. Haggerty	$12,197	$6,300	$22,400	$1,265	—	—	—	$42,162

(4)	Mr. Rainer resigned from the company effective September 26, 2014.

(5)	Mr. Sarna retired from the company effective August 31, 2014. See the “Narrative to Summary Compensation Table” for details regarding Mr. Sarna’s Transition Benefits and All Other Compensation.

Narrative to Summary Compensation Table

The actual value, if any, which an executive may realize from a SAR, RSU or PS is contingent upon the satisfaction of the conditions to vesting in that award, and with respect to SARs, upon the excess of the stock price over the base price on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown in the table above. The amounts shown in the table above are computed in accordance with FASB (ASC) Topic 718, Compensation — Stock Compensation.

In connection with his announced retirement Mr. Sarna entered into a transition agreement pursuant to which he agreed to transition his duties and responsibilities and subject to certain conditions he would receive the following compensation and benefits: (i) a bonus equal to $475,000 payable at the same time as other executives’ bonuses are paid in 2015, (ii) $712,500 paid six months after his retirement, (iii) $750,000 paid upon a general release becoming effective following his retirement, (iv) continued health benefits for twelve months following retirement, (v) reimbursement of legal expenses, and (vi) retention of his phone and Hyatt courtesy card for up to two years.

As part of our total rewards program, we offer the following employee benefit plans and perquisites:

Retirement Programs

In addition to our 401(k) plan that is available to employees generally, our NEOs may participate in the DCP which is a non-qualified deferred compensation plan.

401(k) Plan

Our 401(k) plan is an on-going, tax-qualified “401(k)” plan that matches 100% on the first 3% an employee contributes and 50% on the next 2% an employee contributes for a total match of 4% of an employee’s compensation up to the IRS limits for tax qualified plans.

Deferred Compensation Plan

The DCP allows executives to defer up to 75% of their base salary and all or a portion of their annual incentive. We will make an employer contribution to the plan based on a designated contribution schedule. Messrs. Thomas J. Pritzker, Hoplamazian, Floyd and Haggerty receive a dollar for dollar match on deferrals up to $12,000 annually. Mr. Rainer did not receive an employer contribution in the DCP for 2014 as he was not employed on December 31, 2014 as required under the plan. Mr. Sarna received an employer contribution equal to 10.5% of his salary through his termination date, which is 50% of the normal contribution rate under a legacy plan based on his age and years of service and was agreed to as part of our prior consolidation of our non-qualified retirement plans. Executives in the DCP can select among various market based investment options and are eligible to receive their account balances when they terminate employment.

Perquisites

We offer limited perquisites to our executives which we believe are reasonable and consistent with our total rewards program and our intention to attract and retain key executives. Perquisites that are provided include:

•	limited use of Hyatt hotel properties per the policy that is applicable to all Hyatt associates;

•	corporate dining room use; and

•	parking.

Messrs. Thomas J. Pritzker and Hoplamazian are permitted to use our corporate aircraft lease for personal travel. Under our aircraft usage policy, Mr. Hoplamazian may use up to 30 hours per year with Mr. Thomas J. Pritzker’s prior approval, and the compensation committee’s approval for personal travel over 30 hours. Mr. Hoplamazian and Mr. Thomas J. Pritzker did not use the corporate aircraft for personal travel in 2014.

GRANTS OF PLAN-BASED AWARDS

Name	Grant / Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock and Options Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas J. Pritzker
SARs	2/13/2014							—	140,191	$49.39	$3,164,111

Mark S. Hoplamazian
		$780,000	$1,560,000	$2,340,000
PSs	2/13/2014				12,907	25,814	51,628				$1,274,953
SARs	2/13/2014							—	56,490	$49.39	$1,274,979
RSUs	2/13/2014							25,814	—	—	$1,274,953

Gebhard F. Rainer (5)
		$276,750	$553,500	$830,250
PSs	2/13/2014				4,302	8,604	17,208				$424,952
SARs	2/13/2014							—	18,830	$49.39	$424,993
RSUs	2/13/2014							8,604	—	—	$424,952

Rakesh K. Sarna (6)
		$356,250	$712,500	$1,068,750
PSs	2/13/2014				5,449	10,899	21,798				$538,302
SARs	2/13/2014							—	23,851	$49.39	$538,317
RSUs	2/13/2014							10,899	—	—	$538,302

H. Charles Floyd
		$356,250	$712,500	$1,068,750
PSs	2/13/2014				5,449	10,899	21,798				$538,302
SARs	2/13/2014							—	28,281	$49.39	$638,302
RSUs	2/13/2014							12,923	—	—	$638,267

Stephen G. Haggerty
		$274,500	$549,000	$823,500
PSs	2/13/2014				4,302	8,604	17,208				$424,952
SARs	2/13/2014							—	23,260	$49.39	$524,978
RSUs	2/13/2014							10,628	—	—	$524,917

(1)	The amounts shown represent the threshold, target and maximum potential payments under the annual incentive program based on multiples of the NEO’s base salary as of December 31, 2014. See the section in the Compensation Discussion and Analysis section of this proxy titled “Annual Incentive” for a more detailed description of the incentive compensation program.

(2)	The amounts shown represent the potential PSs that may be earned under the LTIP at each of the threshold, target and maximum performance levels. Each NEO was granted the maximum PSs at 200% of target, but the number of PSs that will vest and be retained by the NEO will be determined at the conclusion of the 2014 through 2016 performance period and will depend on the attainment of performance goals which generally are based on Adjusted EBITDA less a specified percentage of the Company’s average invested capital for each year of the three-year performance period ending December 31, 2016. For this purpose Adjusted EBITDA is defined as set forth in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Business Metrics Evaluated by Management — Adjusted EBITDA,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC, and based upon the relevant accounting principles at the time. If the threshold performance goal is not achieved at the end of the three-year performance period, then all of the PSs will be forfeited and none will vest. If the threshold performance goal is achieved, 25% of the PSs will vest. If the target performance goal is achieved, 50% of the PSs will vest. If the maximum performance goal is achieved, 100% of the PSs will vest. Achievement between the threshold and maximum performance goals will be interpolated linearly based on level of achievement.

(3)	Equals the fair market value of our Class A common stock on the grant date as determined by the compensation committee under the LTIP.

(4)	Amounts shown represent the grant date fair value of SARs, RSUs and PSs granted in the year indicated as computed in accordance with FASB (ASC) Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 17 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. With regard to the valuation of PS awards, the grant date fair values set forth above reflect the vesting of PSs based on the probable outcome at target levels.

(5)	Mr. Rainer terminated employment on September 26, 2014 and forfeited all SARs, RSUs and PSs granted in 2014 as well as any other previously granted but unvested equity.

(6)	Mr. Sarna retired on August 31, 2014 and all SARs, RSUs and PSs granted in 2014 as well as any other previously granted awards continue to be eligible to vest based on the terms of the designated awards agreements in accordance with our Retirement Policy Regarding Equity Vesting and Exercise.

Narrative to Grants of Plan-Based Awards Table

The actual value, if any, that an executive may realize from a SAR, RSU or a PS is contingent upon the satisfaction of the conditions to vesting in that award, and with respect to SARs, upon there being a positive excess of the stock price on the date the award is exercised over the base price established on the award date. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the grant date fair value shown in the table above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		SAR Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised SAR(#) Exercisable(1)	Number of Securities Underlying Unexercised SAR(#) Unexercisable(1)	SAR Exercise Price ($)	SAR Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)(2)	Market Value of Shares or Units of Stock that have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock that have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock that have Not Vested ($)(4)
Thomas J. Pritzker	2/13/2014	—	140,191	$49.39	2/13/2024
	3/15/2013	51,845	155,536	$43.44	3/15/2023
	3/16/2012	70,300	70,301	$41.29	3/16/2022
	3/16/2011	95,556	31,854	$41.74	3/16/2021
	5/11/2010	119,707	—	$40.96	5/11/2020

Mark S. Hoplamazian	2/13/2014							25,814	$1,554,261
	2/13/2014					25,814	$1,554,261
	2/13/2014	—	56,490	$49.39	2/13/2024
	3/15/2013							34,530	$2,079,051
	3/15/2013					25,898	$1,559,319
	3/15/2013	20,891	62,674	$43.44	3/15/2023
	12/12/2012					20,348	$1,225,153
	3/16/2012	43,376	43,379	$41.29	3/16/2022
	3/16/2011	52,410	17,471	$41.74	3/16/2021
	3/16/2011					7,988	$480,957
	5/11/2010	83,795	—	$40.96	5/11/2020
	10/1/2009	61,121	—	$29.10	10/1/2019
	7/1/2007	425,000	—	$62.80	7/1/2017

Rakesh K. Sarna	2/13/2014							10,899	$656,229
	2/13/2014					10,899	$656,229
	2/13/2014	—	23,851	$49.39	2/13/2024
	3/15/2013							14,579	$877,802
	3/15/2013					10,935	$658,396
	3/15/2013	8,820	26,463	$43.44	3/15/2023
	3/16/2012					7,670	$461,811
	3/16/2012	18,314	18,316	$41.29	3/16/2022
	3/16/2011					3,794	$228,437
	3/16/2011	24,894	8,299	$41.74	3/16/2021
	5/11/2010	27,721	—	$40.96	5/11/2020
	3/2/2010	27,369	—	$33.12	3/2/2020
	5/2/2008	24,925	—	$58.18	5/2/2018
	7/1/2007	31,114	—	$62.80	7/1/2017

H. Charles Floyd	2/13/2014							10,899	$656,229
	2/13/2014					12,923	$778,094
	2/13/2014	—	28,281	$49.39	2/13/2024
	3/15/2013							14,579	$877,802
	3/15/2013					10,935	$658,396
	3/15/2013	8,820	26,463	$43.44	3/15/2023
	3/16/2012					7,670	$461,811
	3/16/2012	18,314	18,316	$41.29	3/16/2022
	3/16/2011					3,794	$228,437
	3/16/2011	24,894	8,299	$41.74	3/16/2021
	5/11/2010	27,721	—	$40.96	5/11/2020
	3/2/2010	27,369	—	$33.12	3/2/2020
	5/11/2009					67,526	$4,065,740
	5/2/2008	21,675	—	$58.18	5/2/2018
	7/1/2007	30,000	—	$62.80	7/1/2017

		SAR Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised SAR(#) Exercisable(1)	Number of Securities Underlying Unexercised SAR(#) Unexercisable(1)	SAR Exercise Price ($)	SAR Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)(2)	Market Value of Shares or Units of Stock that have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock that have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock that have Not Vested ($)(4)

Stephen G. Haggerty	2/13/2014							8,604	$518,047
	2/13/2014					10,628	$639,912
	2/13/2014	—	23,260	$49.39	2/13/2024
	3/15/2013							11,510	$693,017
	3/15/2013					8,633	$519,793
	3/15/2013	6,963	20,892	$43.44	3/15/2023
	3/16/2012					6,055	$364,572
	3/16/2012	14,458	14,460	$41.29	3/16/2022
	3/16/2011	19,653	6,552	$41.74	3/16/2021
	3/16/2011					2,996	$180,389
	5/11/2010	25,201	—	$40.96	5/11/2020
	3/2/2010	23,093	—	$33.12	3/2/2020
	5/11/2009	29,461	—	$26.00	6/9/2019
	5/2/2008	21,425	—	$58.18	5/2/2018
	7/1/2007	50,000	—	$62.80	7/1/2017

(1)	Represents SARs held by the NEOs. The SARs vest and become exercisable as follows:

	Grant Date	Vesting
Thomas J. Pritzker	2/13/2014	25% per year commencing on March 16, 2015 and each anniversary of March 16 thereafter.

	3/15/2013	25% per year commencing on March 16, 2014 and each anniversary of March 16 thereafter.

	3/16/2012	25% per year commencing on March 16, 2013 and each anniversary of March 16 thereafter.

	3/16/2011	25% per year commencing on March 16, 2012 and each anniversary of March 16 thereafter.

	5/11/2010	25% per year commencing on May 11, 2011 and each anniversary of May 11 thereafter.

Mark S. Hoplamazian	2/13/2014	25% per year commencing on March 16, 2015 and each anniversary of March 16 thereafter.

	3/15/2013	25% per year commencing on March 16, 2014 and each anniversary of March 16 thereafter.

	3/16/2012	25% per year commencing on March 16, 2013 and each anniversary of March 16 thereafter.

	3/16/2011	25% per year commencing on March 16, 2012 and each anniversary of March 16 thereafter.

	5/11/2010	25% per year commencing on May 11, 2011 and each anniversary of May 11 thereafter.

	10/1/2009	25% per year commencing on August 1, 2010 and each anniversary of August 1 thereafter.

	7/1/2007	25% per year commencing on December 18, 2007 and each anniversary of December 18 thereafter.

Rakesh K. Sarna	2/13/2014	25% per year commencing on March 16, 2015 and each anniversary of March 16 thereafter.

	3/15/2013	25% per year commencing on March 16, 2014 and each anniversary of March 16 thereafter.

	3/16/2012	25% per year commencing on March 16, 2013 and each anniversary of March 16 thereafter.

	3/16/2011	25% per year commencing on March 16, 2012 and each anniversary of March 16 thereafter.

	5/11/2010	25% per year commencing on May 11, 2011 and each anniversary of May 11 thereafter.

	3/2/2010	25% per year commencing on March 2, 2011 and each anniversary of March 2 thereafter.

	5/2/2008	25% per year commencing on April 1, 2009 and each anniversary of April 1 thereafter.

	7/1/2007	25% per year commencing on March 31, 2008 and each anniversary of March 31 thereafter.

	Grant Date	Vesting

H. Charles Floyd	2/13/2014	25% per year commencing on March 16, 2015 and each anniversary of March 16 thereafter.

	3/15/2013	25% per year commencing on March 16, 2014 and each anniversary of March 16 thereafter.

	3/16/2012	25% per year commencing on March 16, 2013 and each anniversary of March 16 thereafter.

	3/16/2011	25% per year commencing on March 16, 2012 and each anniversary of March 16 thereafter.

	5/11/2010	25% per year commencing on May 11, 2011 and each anniversary of May 11 thereafter.

	3/2/2010	25% per year commencing on March 2, 2011 and each anniversary of March 2 thereafter.

	5/2/2008	25% per year commencing on April 1, 2009 and each anniversary of April 1 thereafter.

	7/1/2007	25% per year commencing on March 31, 2008 and each anniversary of March 31 thereafter.

Stephen G. Haggerty	2/13/2014	25% per year commencing on March 16, 2015 and each anniversary of March 16 thereafter.

	3/15/2013	25% per year commencing on March 16, 2014 and each anniversary of March 16 thereafter.

	3/16/2012	25% per year commencing on March 16, 2013 and each anniversary of March 16 thereafter.

	3/16/2011	25% per year commencing on March 16, 2012 and each anniversary of March 16 thereafter.

	5/11/2010	25% per year commencing on May 11, 2011 and each anniversary of May 11 thereafter.

	3/2/2010	25% per year commencing on March 2, 2011 and each anniversary of March 2 thereafter.

	5/11/2009	25% per year commencing on April 1, 2010 and each anniversary of April 1 thereafter.

	5/2/2008	25% per year commencing on April 1, 2009 and each anniversary of April 1 thereafter.

	7/1/2007	25% per year commencing on March 31, 2008 and each anniversary of March 31 thereafter.

(2)	Represents RSUs held by the NEOs. The RSUs vest and settle upon the following dates unless otherwise noted:

	Grant Date		RSUs	Vesting

Mark S. Hoplamazian	2/13/2014		25,814	25% on each anniversary of March 16, commencing March 16, 2015.

	3/15/2013		34,530	25% on each anniversary of March 16, commencing March 16, 2014.

	12/12/2012		40,694	25% on each anniversary of December 12, commencing December 12, 2013.

	3/16/2011		31,943	25% on each anniversary of March 16, commencing March 16, 2012.

Rakesh K. Sarna	2/13/2014		10,899	25% on each anniversary of March 16, commencing March 16, 2015.

	3/15/2013		14,579	25% on each anniversary of March 16, commencing March 16, 2014.

	3/16/2012		15,338	25% on each anniversary of March 16, commencing March 16, 2013.

	3/16/2011		15,173	25% on each anniversary of March 16, commencing March 16, 2012.

H. Charles Floyd	2/13/2014		12,923	25% on each anniversary of March 16, commencing March 16, 2015.

	3/15/2013		14,579	25% on each anniversary of March 16, commencing March 16, 2014.

	3/16/2012		15,338	25% on each anniversary of March 16, commencing March 16, 2013.

	3/16/2011		15,173	25% on each anniversary of March 16, commencing March 16, 2012.

	5/11/2009	(a)	76,731	2% per year commencing June 9, 2009, and then on each April 1 through 2014, 68% on April 1, 2015 and 4% per year thereafter on each April 1 with full vesting on April 1, 2020.

Stephen G. Haggerty	2/13/2014		10,628	25% on each anniversary of March 16, commencing March 16, 2015.

	3/15/2013		11,510	25% on each anniversary of March 16, commencing March 16, 2014.

	3/16/2012		12,109	25% on each anniversary of March 16, commencing March 16, 2013.

	3/16/2011		11,978	25% on each anniversary of March 16, commencing March 16, 2012.

a.	Settles on earlier of May 1, 2020, change in control or separation from service.

(3)	Represents the number and value of PSs based on performance as of December 31, 2014.

(4)	Based on $60.21 per share, which was the closing price of our Class A common stock on December 31, 2014.

Under our Retirement Policy Regarding Equity Vesting and Exercise, all awards under the LTIP will continue to become exercisable and payable following an employee’s retirement, as long as the retiree continues to comply with the policy. “Retirement” for this purpose means a voluntary termination of employment after the sum of the individual’s age and continuous service with us equals or exceeds 65; provided that they are at least age 55. Messrs. Thomas J. Pritzker and Floyd are currently retirement eligible. Mr. Sarna, retired from the company August 31, 2014 with the Retirement Policy Regarding Equity Vesting and Exercise being applicable to his outstanding awards under the LTIP. As part of the terms of his transition agreement, Mr. Sarna agreed to secure his obligations under a non-solicitation covenant with the shares and any cash proceeds from the sale of any shares delivered upon exercise, settlement or vesting of SARs, RSUs, or PSs.

OPTION EXERCISES AND STOCK VESTED

	SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)(3)	Value Realized on Vesting ($)(2)(3)
Mark S. Hoplamazian	—	—	77,261	$4,458,275
Gebhard F. Rainer	90,788	$1,181,821	6,960	$374,861
Rakesh K. Sarna	34,916	$1,148,727	38,244	$2,151,497
H. Charles Floyd	103,666	$1,767,471	36,478	$2,063,392
Stephen G. Haggerty	—	—	32,542	$1,822,818

(1)	Value realized upon exercise has been determined as follows:

Name	Number of SARs Exercised	Net Number of Shares Received Upon SAR Exercise	Closing Price of Class A Common Stock as of Exercise Date
Gebhard F. Rainer	90,788	10,343	$60.60
Rakesh K. Sarna	34,916	10,346	$58.90
H. Charles Floyd	103,666	15,918	$58.90

(2)	For each NEO listed above, some shares of Class A common stock underlying vested RSUs were delivered upon vesting while the delivery of other shares of Class A common stock underlying vested RSUs were deferred until a future date. Mr. Sarna had 36,344 previously deferred shares that were delivered in 2014. Includes PSs which were delivered in February, 2015 upon determination of the compensation committee of the achievement versus the economic profit goal for the 2012 through 2014 performance period.

(3)	Shares of Class A common stock underlying vested RSUs and PSs were delivered or deferred during 2014 as follows:

	Delivered Upon Vesting			Delivery Deferred
Name	Number of Shares	Closing Price on Vesting Date	Date of Vesting	Number of Shares	Date of Vesting	Closing Price on Vesting Date	Deferral Period
Mark S. Hoplamazian	16,617	$53.05	March 16, 2014

	10,147	$57.15	May 11, 2014

	10,173	$57.67	December 12, 2014

	40,324	$59.77	February 11, 2015
Gebhard F. Rainer	5,586	$53.05	March 16, 2014

	1,374	$57.15	May 11, 2014
Rakesh K. Sarna	3,291	$52.16	March 2, 2014

	11,271	$53.05	March 16, 2014

	5,192	$55.00	April 1, 2014

	3,357	$57.15	May 11, 2014

	15,133	$59.77	February 11, 2015
H. Charles Floyd	3,291	$52.16	March 2, 2014	1,534	April 1, 2014	$55.00	Earlier of May 1, 2020, termination of service or a change in control.

	11,271	$53.05	March 16, 2014

	1,534	$55.00	April 1, 2014

	3,357	$57.15	May 11, 2014

	17,025	$59.77	February 11, 2015
Stephen G. Haggerty	7,152	$52.16	March 2, 2014

	8,898	$53.05	March 16, 2014

	3,052	$57.15	May 11, 2014

	13,440	$59.77	February 11, 2015

Shares of Class A common stock underlying vested RSUs with a deferred delivery period are also reflected in the “Non-Qualified Deferred Compensation Table.”

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The table below sets forth certain information as of December 31, 2014 with respect to the non-qualified deferred compensation plans in which our NEOs participate.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Thomas J. Pritzker	DCP	$365,156	—		$3,160,173	—	$40,520,279	(2)
Mark S. Hoplamazian	DCP	$326,375	$12,000		$249,634	—	$4,806,623	(2)
Gebhard F. Rainer	DCP	$26,366	—		$5,360	—	$113,663	(2)
	FRP	—	—		$(398,206)	—	$3,976,528	(5)
Rakesh K. Sarna	DCP	—	$121,995		$2,530	—	$3,565,315	(2)
H. Charles Floyd	DCP	$35,443	$12,000		$768,095	—	$8,591,241	(2)
	RSUs	—	$84,370	(3)	—	—	$554,233	(4)
Stephen G. Haggerty	DCP	$109,468	$12,000		$32,641	—	$631,928	(2)

(1)	Includes amounts reflected under “Salary” in the Summary Compensation Table for 2014 for Messrs. Thomas J. Pritzker, Floyd, Haggerty and Rainer and amounts reflected under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above for 2013 for Mr. Hoplamazian and Haggerty which was paid in 2014.

(2)	Of the total amounts shown in each NEO’s Aggregate DCP Balance through fiscal year 2014, the following amounts have been reported, as “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” or “All Other Compensation” in the Summary Compensation Table (in 2014 and in previous years) for Mr. Thomas J. Pritzker: $5,369,519; Mr. Hoplamazian: $3,851,398; Mr. Rainer: $87,116; Mr. Sarna: $848,864; Mr. Floyd: $499,919; and Mr. Haggerty: $413,653.

(3)	Based on the fair market value of our Class A common stock on the date of vesting.

(4)	Based on $60.21, the closing price of our Class A common stock on December 31, 2014.

(5)	Mr. Rainer was a participant in the Field Retirement Plan (“FRP”) until August 2012. The FRP is a nonqualified defined contribution deferred compensation plan with company provided contributions. Mr. Rainer is fully vested in all contributions to the FRP. All contributions are held in an account for Mr. Rainer which is invested in investments selected by us according to Mr. Rainer’s direction.

Narrative to Non-qualified Deferred Compensation Table

See description of the DCP under the “Narrative to Summary Compensation Table” above. Messrs. Thomas J. Pritzker, Hoplamazian, Rainer, Sarna, Floyd and Haggerty participated in the DCP in 2014.

Potential Payments on Termination or Change in Control

Severance

In 2014, all NEOs were entitled to severance in the event of a termination of employment under the Hyatt Hotels Corporation Corporate Office Severance Plan, which is applicable to U.S. based corporate headquarters and certain regional office employees. Benefits are paid under the plan only if the eligible employees are laid off or terminated without cause and are offset by any amounts required to be paid in lieu of notice under WARN or WARN-like state laws. In addition, if the eligible employee elects COBRA continuation coverage under our group health plan, we will pay the eligible employee the difference between the premiums charged for COBRA and the amount the eligible employee would have paid as an active employee for such coverage during the eligible employee’s severance period. Severance can be paid in a lump sum or over the severance period in the discretion of the Company; however, severance will not be paid in a lump sum if it would violate Section 409A of the Code. All severance is subject to execution of a general release of claims.

Under the terms of the Severance Plan our NEOs are eligible to receive the following severance for the following severance periods:

Position	Severance Period (Weeks of Base Salary)
Executive Chairman of the Board Chief Executive Officer	78
Executive Officers of Hyatt Hotels Corporation as defined by the Chief Executive Officer	52

Mr. Thomas J. Pritzker’s employment agreement provides that he is entitled to terminate his employment and claim severance under the Severance Plan or the Executive Officer Change in Control Plan (if applicable) if he is not re-appointed as executive chairman. Mr. Hoplamazian’s employment agreement provides that he is entitled to terminate his employment and claim severance under the Severance Plan or the Executive Officer Change in Control Plan (if applicable) if he is not re-elected to serve as a director.

Change in Control

Each executive officer is entitled to enhanced severance benefits under our Executive Officer Change in Control Plan, if the executive officer’s employment is terminated without cause or the executive officer is constructively terminated within 24 months following a change in control or within three months prior to the change in control. In such event, our executive chairman and chief executive officer would each receive severance equal to two times his base salary and target annual incentive for the year of termination, and all other executive officers would receive severance equal to one times their base salary and target annual incentive for the year of termination. All of the executive officers would also be eligible for a pro-rata target annual incentive for the year of termination. Additionally, we will pay the executive officer the difference between the premiums charged for COBRA and the amount the executive officer would have paid as an active employee for such coverage, regardless of whether or not they elect COBRA coverage. All severance will be paid in a lump sum if permitted by Section 409A of the Code. Otherwise severance will be paid in installments over 24 months for our executive chairman and chief executive officer, or 12 months for all other executive officers. All severance benefits are subject to execution of a general release of claims, and are offset by any other severance or pay in lieu of notice under WARN or WARN-like state laws. We do not provide for tax reimbursement payments or gross-ups related to a change in control.

Equity Awards

Outstanding awards under our LTIP will fully vest if a participant’s employment is terminated within 12 months following a change in control, provided such awards are assumed by a successor in the change in control. If awards are not assumed by a successor, the compensation committee may in its discretion fully vest the awards upon the change in control. In addition, outstanding PSs will vest upon a change in control and will be deemed to have been earned at the greater of (i) the target award level or (ii) the number of PSs that would be payable based on actual performance through the date of the change in control.

Outstanding SAR, RSU and PS awards will fully vest if a participant’s employment is terminated by reason of death or disability (with PSs being earned as if the participant remained employed through the last day of the performance period). If Messrs. Thomas J. Pritzker or Hoplamazian are terminated other than for cause, provided they execute a general release of claims and do not compete with us, following termination they will continue to vest in their SARs and Mr. Hoplamazian will be fully vested in his RSUs (including continuing to earn outstanding PSs), although such RSUs and PSs will not be payable until the vesting dates set forth in his award agreements.

Messrs. Thomas J. Pritzker and Floyd are retirement eligible under the Retirement Policy Regarding Equity Vesting and Exercise, and as a result their awards under the LTIP will continue to become exercisable and payable following their retirement, subject only to forfeiture for violating the policy.

The following table summarizes the severance, the value of SARs, RSUs and PSs (at the target level of achievement) that would vest, and the value of other benefits that our NEOs would receive upon (i) retirement/voluntary termination, (ii) termination of employment by the Company without cause not in connection with a change in control, or (iii) termination of employment without cause or a constructive termination in connection with a change in control. The following assumptions were used in creating the table:

•	a stock price of $60.21 per share, which was the closing price of our Class A common stock on December 31, 2014; and

•	termination of employment as of December 31, 2014 (for the scenarios that include a termination of employment).

The amounts shown do not include payments of vested benefits under our tax qualified and non-qualified retirement and deferred compensation plans or the value of vested SARs and RSUs that were vested prior to December 31, 2014. Mr. Rainer resigned effective September 26, 2014 and, as a result, was not entitled to any severance. On August 31, 2014 Mr. Sarna retired and received amounts under his transition agreement described in the narrative to the Summary Compensation Table.

Item	Name	Retirement/ Voluntary Termination	Termination of Employment by Company Without Cause	Change in Control Termination of Employment Without Cause or Constructive Termination
Cash Severance	Thomas J. Pritzker	—	$768,750	$1,025,000
	Mark S. Hoplamazian	—	$1,560,000	$5,200,000
	H. Charles Floyd	—	$712,500	$1,425,000
	Stephen G. Haggerty	—	$610,000	$1,159,000

Annual Incentive (Year of Termination)	Thomas J. Pritzker	—	—	—
	Mark S. Hoplamazian	—	—	$1,560,000
	H. Charles Floyd	—	—	$712,500
	Stephen G. Haggerty	—	—	$549,000

Equity Vesting	Thomas J. Pritzker	$6,043,644	$6,043,644	$6,043,644
	Mark S. Hoplamazian	$11,258,687	$11,258,687	$11,258,687
	H. Charles Floyd	$8,976,115	—	$8,976,115
	Stephen G. Haggerty	—	—	$3,912,360

Medical Benefits	Thomas J. Pritzker	—	$12,529	$16,706
	Mark S. Hoplamazian	—	$18,599	$24,798
	H. Charles Floyd	—	$12,394	$12,394
	Stephen G. Haggerty	—	$12,399	$12,399

Total	Thomas J. Pritzker	$6,043,644	$6,824,923	$7,085,350
	Mark S. Hoplamazian	$11,258,687	$12,837,286	$18,043,485
	H. Charles Floyd	8,976,115	$724,894	$11,126,009
	Stephen G. Haggerty	—	$622,399	$5,632,759

As described, the amounts shown above under “Equity Vesting” in the “Change in Control Termination of Employment by Company Without Cause” column are also the amounts that the NEOs would receive upon termination of their employment due to death or disability.

ARTICLE IV: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2	—	RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015. D&T also served as Hyatt’s independent registered accounting firm for fiscal year 2014, and the services provided to us by D&T in fiscal year 2014 are described under “Independent Registered Public Accounting Firm’s Fees” below. Representatives of D&T will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Stockholder ratification of the selection of D&T as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of D&T to the stockholders for ratification as a matter of good corporate governance practice. Furthermore, the audit committee will take the results of the stockholder vote regarding D&T’s appointment into consideration in future deliberations. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Hyatt and our stockholders.

The board of directors unanimously recommends that the stockholders vote “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Hyatt Hotels Corporation for the fiscal year ended December 31, 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

In addition to retaining D&T to audit the Company’s consolidated financial statements, the audit committee retained D&T to provide various other services in fiscal years 2014 and 2013. The following table presents fees for professional services rendered by D&T for fiscal years 2014 and 2013. The audit committee approved all of the fees presented in the table below.

Type of Fees	FY 2014	FY 2013

Audit Fees(1)	$5,137,817	$5,216,000

Audit-Related Fees(2)	$1,348,600	$1,879,425

Tax Fees(3)	$1,943,435	$2,121,500

All Other Fees(4)	$99,750	$1,772,500

Total	$8,529,602	$10,989,425

The following are footnotes to the above table, in accordance with SEC definitions:

(1)	Audit fees represent D&T fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2014 and December 31, 2013 filed with the SEC, review of quarterly financial statements, accounting consultation and other attest services that are typically performed by the independent public accountant, and services that are provided by D&T in connection with statutory and regulatory filings.

(2)	Audit-related fees consist principally of D&T fees for audits as required under our agreements with our hotel owners. Audit-related fees for 2013 also include due diligence and XBRL review procedures.

(3)	Tax fees are fees for tax compliance, tax advice and tax planning.

(4)	All other fees are fees billed by D&T to Hyatt for any services not included in the first three categories. The 2014 and 2013 fees were for permitted advisory services.

POLICY ON AUDIT COMMITTEE PREAPPROVAL OF AUDIT AND PERMISSIBLE NONAUDIT

SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has adopted a policy requiring that all audit, audit-related and non-audit services provided by the independent auditor be pre-approved by the audit committee. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the audit committee chair to pre-approve principal independent auditor services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting (provided that the audit committee chair must report to the full audit committee on any pre-approval determinations). All services provided to us by D&T for fiscal years 2014 and 2013 were pre-approved by the audit committee. D&T may only perform non-prohibited non-audit services that have been specifically approved in advance by the audit committee. In addition, before the audit committee will consider granting its approval, the Company’s management must have determined that such specific non-prohibited non-audit services can be best performed by D&T based on its in-depth knowledge of our business, processes and policies. The audit committee, as part of its approval process, considers the potential impact of any proposed work on the independent auditors’ independence.

The audit committee has adopted a policy that prohibits our independent auditors from providing:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;

•	financial information systems design and implementation services;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources services;

•	broker or dealer, investment adviser or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board (the “PCAOB”) or the SEC determines, by regulation, is impermissible.

ARTICLE V: REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section titled “Audit Committee,” the audit committee has done the following things:

•

Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, reviewed and discussed with management and D&T the Company’s audited consolidated financial statements.

[1]	This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Hyatt filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

•

Discussed with D&T the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the PCAOB and any other matters required to be communicated to the committee by D&T under auditing standards established from time to time by the PCAOB or SEC rules and regulations.

•

Evaluated D&T’s qualifications, performance and independence (consistent with SEC requirements), which included the receipt and review of the written disclosures and the letter from D&T required by applicable requirements of the PCAOB regarding D&T’s communications with the audit committee concerning independence and discussions with D&T regarding its independence.

Based on the reviews and discussions with management and D&T cited above, including the review of D&T’s disclosures and letter to the audit committee and review of the representations of management and the reports of D&T, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC.

Audit Committee of the Board of Directors

Michael A. Rocca, Chairman

Susan D. Kronick

Cary D. McMillan

Richard C. Tuttle

James H. Wooten, Jr.

ARTICLE VI: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, the Company requests stockholder approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative in this proxy statement).

As described under “Compensation Discussion and Analysis,” our executive compensation program is designed to promote long-term brand value for the Company, a goal which we believe, in turn, is central to the creation of long-term economic value for our stockholders. Our compensation program is designed to attract, recruit, develop, engage and retain the talent needed to achieve long-term brand value and to appropriately motivate our executive officers. As such, we believe that our executive compensation program and the corresponding executive compensation detailed in the compensation tables and related narrative set forth above are strongly aligned with the long-term interests of our stockholders.

As an advisory vote, this proposal is not binding upon the Company. However, our compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions for named executive officers.

At the Company’s 2011 annual meeting of stockholders, the Company’s stockholders determined, on an advisory basis, to hold an advisory vote on executive compensation every year. Subsequently, the board of directors considered this determination and agreed that it will hold a non-binding advisory vote on executive compensation on an annual basis. As such, following the advisory vote to approve executive compensation that will take place at the Annual Meeting, the next advisory vote on executive compensation will occur at the Company’s 2016 annual meeting of stockholders.

The board of directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related discussion as disclosed in this proxy statement, is hereby APPROVED.

The board of directors unanimously recommends that the stockholders vote “FOR” Proposal No. 3 to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

ARTICLE VII: STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 27, 2015 information regarding:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;

•	each of our NEOs;

•	each of our directors and nominees for the board of directors; and

•	all of our directors and executive officers as a group.

The information shown in the table with respect to the percentage of shares of Class A common stock beneficially owned is based on 35,776,899 shares of Class A common stock outstanding as of March 27, 2015 (and does not assume the conversion of any outstanding shares of Class B common stock). The information shown in the table with respect to the percentage of shares of Class B common stock beneficially owned is based on 110,655,463 shares of Class B common stock outstanding as of March 27, 2015. Each share of Class B common stock is convertible at any time into one share of Class A common stock. The information shown in the table with respect to the percentage of total common stock beneficially owned is based on 146,432,362 shares of common stock outstanding as of March 27, 2015. The information shown in the table with respect to the percentage of total voting power is based on 146,432,362 shares of common stock outstanding as of March 27, 2015, and assumes that no shares of Class B common stock outstanding as of March 27, 2015 have been converted into shares of Class A common stock.

Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by each director, director nominee, executive officer or beneficial owner of more than 5% of our Class A common stock or Class B common stock. Beneficial ownership rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, and subject to applicable community property laws, we believe, based on the information furnished to us, that the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise provided, the address of each individual listed below is c/o Hyatt Hotels Corporation, 71 S. Wacker Drive, 12th Floor, Chicago, Illinois 60606.

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class A	Shares	% of Class B	% of Total Common Stock	% of Total Voting Power(1)
5% or greater stockholders:
Pritzker Family Group(2)	24,530	*	85,543,377	77.3%	58.4%	74.9%
CIBC Trust Company (Bahamas) Limited in its capacity as trustee(3)	—	—	882,956	0.8%	0.6%	0.8%
Trustees of the Thomas J. Pritzker Family Trusts and Other Reporting Persons(4)	1,410	*	22,520,767	20.4%	15.4%	19.7%
Trustees of the Nicholas J. Pritzker Family Trusts and Other Reporting Person(5)	—	—	1,409,437	1.3%	1.0%	1.2%
Trustees of the Jennifer N. Pritzker Family Trusts and Other Reporting Persons(6)	8,470	*	2,319,002	2.1%	1.6%	2.0%
Trustees of the Karen L. Pritzker Family Trusts(7)	—	—	8,584,104	7.8%	5.9%	7.5%
Trustees of the Penny Pritzker Family Trusts and Other Reporting Person(8)	14,650	*	10,465,797	9.5%	7.2%	9.2%
Trustees of the Daniel F. Pritzker Family Trusts(9)	—	—	8,285,378	7.5%	5.7%	7.3%
Trustees of the Anthony N. Pritzker Family Trusts(10)	—	—	6,186,817	5.6%	4.2%	5.4%
Trustees of the Gigi Pritzker Pucker Family Trusts and Other Reporting Persons(11)	—	—	18,837,636	17.0%	12.9%	16.5%
Trustees of the Jay Robert Pritzker Family Trusts(12)	—	—	6,051,483	5.5%	4.1%	5.3%
Investment funds affiliated with The Goldman Sachs Group, Inc.(13)	82,411	*	12,654,050	11.4%	8.7%	11.1%
Madrone GHC, LLC and affiliated entities(14)	—	—	10,187,641	9.2%	7.0%	8.9%
Baron Capital Group, Inc. and affiliated entities(15)	6,754,562	18.9%	—	—	4.6%	*
FMR LLC(16)	2,736,605	7.6%	—	—	1.9%	*
Neuberger Berman Group LLC and affiliated entities(17)	2,264,387	6.3%	—	—	1.5%	*
The Vanguard Group, Inc. and affiliated entities(18)	2,451,262	6.9%	—	—	1.7%	*

Named Executive Officers and Directors:
Thomas J. Pritzker(19)	—	—	50,963	*	*	*
Mark S. Hoplamazian(20)	404,710	1.1%	—	—	*	*
Gebhard F. Rainer(21)	139,130	*	—	—	*	*
Rakesh K. Sarna(22)	92,087	*	—	—	*	*
H. Charles Floyd(23)	168,332	*	—	—	*	*
Stephen G. Haggerty(24)	135,773	*	—	—	*	*
Richard A. Friedman(25)	82,411	*	12,654,050	11.4%	8.7%	11.1%
Susan D. Kronick	23,834	*	—	—	*	*
Mackey J. McDonald	17,777	*	—	—	*	*
Cary D. McMillan	1,790	*	—	—	*	*
Pamela M. Nicholson	3,010	*	—	—	*	*
Jason Pritzker (26)	1,410	*	—	—	*	*
Michael A. Rocca	8,489	*	—	—	*	*
Richard C. Tuttle	10,339	*	—	—	*	*

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class A	Shares	% of Class B	% of Total Common Stock	% of Total Voting Power(1)
James H. Wooten, Jr.	7,649	*	—	—	*	*
William Wrigley, Jr.	1,410	*	—	—	*	*
All directors and executive officers as a group (22 persons)(27)	1,261,804	3.5%	12,705,013	11.5%	9.5%	11.2%

*	Less than 1%.

(1)	Holders of our Class A common stock and our Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders. The holders of Class A common stock are entitled to one vote per share and the holders of Class B common stock are entitled to ten votes per share. However, if on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of our Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding, then at such time all shares of Class B common stock will automatically convert into shares of Class A common stock and all outstanding common stock will be entitled to one vote per share on all matters submitted to a vote of our stockholders. The information shown in the table with respect to the percentage of total voting power is based on 146,432,362 shares of common stock outstanding as of March 27, 2015, and assumes that no shares of Class B common stock outstanding as of March 27, 2015 have been converted into shares of Class A common stock.

(2)	See footnotes (3) through (12) below. CIBC Trust Company (Bahamas) Limited in its capacity as trustee of Pritzker family non-U.S. situs trusts and the trustees of the Thomas J. Pritzker Family Trusts, the Nicholas J. Pritzker Family Trusts, the Jennifer N. Pritzker Family Trusts, the Karen L. Pritzker Family Trusts, the Penny Pritzker Family Trusts, the Daniel F. Pritzker Family Trusts, the Anthony N. Pritzker Family Trusts, the Gigi Pritzker Pucker Family Trusts, the Jay Robert Pritzker Family Trusts and certain other reporting persons described in footnotes (3) through (12) below (collectively, the “Pritzker Family Group”) are party to those certain agreements described in footnotes (3) through (12) below, which agreements contain, among other things, certain voting agreements and limitations on the sale of their shares of common stock. As a result, the members of the Pritzker Family Group may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(3)	Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No 0001193125-10-198223), represents 882,956 shares of Class B common stock held by non-U.S. situs trusts for the benefit of certain lineal descendants of Nicholas J. Pritzker, deceased, and certain subsidiaries owned by such non-U.S. situs trusts. CIBC Trust Company (Bahamas) Limited serves as trustee of all such non-U.S. situs trusts and has sole voting and investment power over such shares. The trustee and the adult beneficiaries of all of these non-U.S. situs trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock, which are contained in the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional information. The address of the principal business and principal office for CIBC Trust Company (Bahamas) Limited, not individually, but solely in the capacity as trustee of the non-U.S. situs trusts, is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(4)

Represents (i) 20,723,351 shares of Class B common stock held of record by THHC, L.L.C., a limited liability company controlled by a trust for the benefit of Thomas J. Pritzker, of which Marshall E. Eisenberg serves as trustee and has sole voting and investment power over such shares; (ii) 1,746,453 shares of Class B common stock held of record by trusts for the benefit of Thomas J. Pritzker and certain of his lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares; (iii) 50,963 shares of Class B common stock held of record by TJP Revocable Trust, a trust for the benefit of Thomas J. Pritzker, of which Marshall E. Eisenberg and Thomas J. Pritzker serve as co-trustees and share voting and investment power over such shares and (iv) 1,410 shares of Class A common stock held by Jason Pritzker, who is the son of Mr. Thomas Pritzker and one of our directors. Mr. Thomas J. Pritzker is also the grantor and beneficiary of the trust represented by clause (iii) and has the right to revoke such trust at any time without the consent of any other person. As a result, Mr. Thomas J. Pritzker could be deemed to be the sole beneficial owner of the shares owned by such trust. Mr. Thomas J. Pritzker, Mr. Jason Pritzker, THHC, L.L.C., and the trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock, which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional information. The share numbers included in the table do not include the following SARs held by Mr. Thomas J. Pritzker that are currently exercisable or that will become exercisable within sixty days after March 27, 2015: (a) 119,707 SARs at an exercise price of $40.96; (b) 127,410 SARs at an exercise price of $41.74; (c) 105,450 SARs at an exercise price of $41.29; (d) 103,690 SARs at an exercise price of $43.44 and (e) 35,047 SARs at an exercise price of $49.39. The number of shares that Mr. Thomas J. Pritzker will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price. The address of the principal business and principal office for Marshall E. Eisenberg, not individually, but solely in the capacity as trustee of the trust represented by clause (i), for Marshall E. Eisenberg and Thomas J. Pritzker, not individually, but solely in the capacity as co-trustees of the trust represented by clause (iii) and for Mr. Jason Pritzker, is 71 South Wacker Drive, Suite 4700, Chicago, Illinois 60606; and for CIBC Trust Company (Bahamas) Limited, not individually, but solely in the capacity as trustee of the trusts represented by clause (ii), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(5)	Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198283), represents (i) 1,388,755 shares of Class B common stock held of record by trusts for the benefit of Nicholas J. Pritzker and certain of his lineal descendants, of which Paul Bible serves as trustee and has sole voting and investment power over such shares and (ii) 20,682 shares of Class B common stock held by Nicholas J. Pritzker, individually. Mr. Pritzker and the trustee and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional information. The address of the principal business and principal office for Paul Bible, not individually, but solely in the capacity as trustee of the trusts represented by clause (i), is 50 West Liberty Street, Suite 410, Reno, Nevada 89501; and for Nicholas J. Pritzker, is 1 Letterman Drive, Building C Suite 420, San Francisco, California 94129.

(6)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198421), represents (i) 300 shares of Class A common stock held of record by a trust for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and share voting and investment power over such shares; (ii) 8,170 shares of Class A common stock held of record by Paratrooper, LLC, which is owned by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and share voting and investment power over such shares; (iii) 2,278,873 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and share voting and investment power over such shares; (iv) 21,128 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Mary Parthe serves as trustee and has sole voting and investment power over such shares and (v) 19,001 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional information. The address of the principal business and principal office for Charles E. Dobrusin and Harry B. Rosenberg, not individually, but solely in the capacity as co-trustees of the trusts represented by clauses (i) through (iii), is 104 South Michigan Avenue, Suite 1000, Chicago, Illinois 60603; for Mary Parthe, not individually, but solely in her capacity as trustee of the trusts represented by clause (iv), is c/o Tawani Enterprises, Inc., 104 South Michigan Avenue, Suite 500, Chicago, Illinois 60603; and for CIBC Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (v), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(7)	Based in part on information contained in a Schedule 13D filed on August 26, 2010 (SEC Accession No. 0001193125-10-198367), represents (i) 7,023,048 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which Andrew D. Wingate and Lucinda Falk serve as co-trustees and share voting and investment power over such shares; (ii) 971,068 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which Andrew D. Wingate serves as trustee and has sole voting and investment power over such shares; (iii) 513,983 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited and Andrew D. Wingate serve as co-trustees and share voting and investment power over such shares and (iv) 76,005 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate and Lucinda Falk serve as co-trustees and share voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional information. The address of the principal business and principal office for Andrew D. Wingate and Lucinda Falk, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (i) and for Andrew D. Wingate, not individually, but solely in the capacity as trustee of the trusts represented by clause (ii), is 35 Windsor Road, North Haven, Connecticut 06473; and for CIBC Trust Company (Bahamas) Limited and Andrew D. Wingate, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (iii) and for CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate and Lucinda Falk not individually, but solely in the capacity as co-trustees of the trusts represented by clause (iv), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(8)	Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198261), represents (i) 14,650 shares of Class A common stock held by Penny Pritzker, individually; (ii) 20,682 shares of Class B common stock held by Penny Pritzker, individually; (iii) 9,438,440 shares of Class B common stock held of record by trusts for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company, LLC serves as trustee and has sole voting and investment power over such shares and (iv) 1,006,675 shares of Class B common stock held of record by a limited liability company owned by a trust for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company, LLC serves as trustee and has sole voting and investment power over such shares. Ms. Pritzker and the trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional information. The address of the principal business and principal office for Penny Pritzker and for Horton Trust Company, LLC, not individually, but solely in the capacity as trustee of the trusts represented by clauses (iii) and (iv) is 300 North LaSalle Street, Suite 1500, Chicago, Illinois 60654.

(9)	Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198390), represents (i) 6,569,951 shares of Class B common stock held of record by limited partnerships whose general partners are limited liability companies owned by trusts for the benefit of Daniel F. Pritzker and certain of his lineal descendants, of which 1922 Trust Company LTA serves as trustee and has sole voting and investment power over such shares and (ii) 1,715,427 shares of Class B common stock held of record by trusts for the benefit of Daniel F. Pritzker and certain of his lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares. Lewis M. Linn serves as trustee of 1922 Trust, which is the sole member of 1922 Trust Company LTA, and has sole voting and investment power over the shares set forth in clause (i). The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional information. The address of the principal business and principal office for 1922 Trust Company LTA, not individually, but solely in the capacity as trustee of the trusts represented by clause (i) and for Lewis M. Linn, not individually but solely as trustee of 1922 Trust, is 3555 Timmons Lane, Suite 800, Houston, Texas 77027; and for CIBC Trust Company (Bahamas) Limited, not individually, but solely in the capacity as trustee of the trusts represented by clause (ii), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(10)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198366), represents (i) 4,356,723 shares of Class B common stock held of record by trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendants, of which Lewis M. Linn serves as trustee and has sole voting and investment power over such shares and (ii) 1,830,094 shares of Class B common stock held of record by trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendants, of which Lewis M. Linn and CIBC Trust Company (Bahamas) Limited serve as co-trustees and share voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional information. The address of the principal business and principal office for Lewis M. Linn, not individually, but solely in the capacity as trustee of the trusts represented by clause (i), is 3555 Timmons Lane, Suite 800, Houston, Texas 77027; and for CIBC Trust Company (Bahamas) Limited and Lewis M. Linn, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (ii), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(11)	Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198254), represents (i) 17,090,620 shares of Class B common stock held of record by a limited liability company controlled by a trust for the benefit of Gigi Pritzker Pucker, of which Edward W. Rabin serves as trustee and has sole voting and investment power over such shares and (ii) 1,747,016 shares of Class B common stock held of record by trusts for the benefit of Gigi Pritzker Pucker and certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional information. The address of the principal business and principal office for Edward W. Rabin, not individually, but solely in the capacity as trustee of the trust represented by clause (i) is 71 South Wacker Drive, Suite 4700, Chicago, Illinois 60606; and for CIBC Trust Company (Bahamas) Limited, not individually, but solely in the capacity as trustee of the trusts represented by clause (ii), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(12)	Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198370), represents (i) 4,221,389 shares of Class B common stock held of record by trusts for the benefit of Jay Robert Pritzker and certain of his lineal descendants, of which Thomas J. Muenster serves as trustee and has sole voting and investment power over such shares and (ii) 1,830,094 shares of Class B common stock held of record by trusts for the benefit of Jay Robert Pritzker and certain of his lineal descendants, of which CIBC Trust Company (Bahamas) Limited and Thomas J. Muenster serve as co-trustees and share voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional information. The address of the principal business and principal office for Thomas J. Muenster, not individually, but solely in the capacity as trustee of the trusts represented by clause (i), is 201 S. Phillips Avenue, Suite 233, Sioux Falls, South Dakota 57104; and for CIBC Trust Company (Bahamas) Limited and Thomas J. Muenster, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (ii), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(13)

Based on information contained in a Schedule 13G filed on February 17, 2015, represents (i) 1,624,272 shares of Class B common stock held of record by GS Sunray Holdings Parallel Subco, L.L.C.; (ii) 5,514,889 shares of Class B common stock held of record by GS Sunray Holdings Subco I, L.L.C.; (iii) 5,514,889 shares of Class B common stock held of record by GS Sunray Holdings Subco II, L.L.C. (collectively, the “Goldman Sachs Sunray Entities”); (iv) 7,096 shares of Class A common stock held of record by The Goldman Sachs Group, Inc.; (v) 56,040 shares of Class A common stock that may be deemed to be beneficially owned by Goldman, Sachs & Co. and (vi) 19,275 shares of Class A common stock granted to Mr. Richard A. Friedman in his capacity as a director of Hyatt. Mr. Friedman was also granted 3,068 RSUs that were issued pursuant to the LTIP and are not reflected in the table above. The Goldman Sachs Group, Inc. and certain affiliates, including Goldman, Sachs & Co., may be deemed to own indirectly the 12,654,050 shares of Class B common stock that are beneficially owned directly by the Goldman Sachs Sunray Entities, which are owned directly or indirectly by investment partnerships, of which affiliates of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. are the general partner, managing limited partner or the managing partner. Goldman, Sachs & Co. is the investment manager for certain of the investment partnerships which own directly or indirectly the Goldman Sachs Sunray Entities. Goldman, Sachs & Co. is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the Goldman Sachs Sunray Entities share voting power and investment power with certain of their respective affiliates. Each of The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the Goldman Sachs Sunray Entities disclaims beneficial ownership of the shares of Class B common stock owned directly or indirectly by the Goldman Sachs Sunray Entities, except to the extent of their pecuniary interest therein, if any. Pursuant to the 2007 Stockholders’ Agreement, until the date that Mr. Thomas J. Pritzker is no longer the chairman of our board of directors, the Goldman Sachs Sunray Entities have agreed to vote all 12,654,050 shares of their Class B common stock consistent with the recommendations of a majority of the board of directors with respect to all matters. With respect to 9,497,313 shares of Class B common stock, the Goldman Sachs Sunray Entities have also agreed to certain limitations with respect to the sale of such shares of common stock. See the section titled “Certain Relationships and Related Party Transactions” below, and Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional information. The address of the Goldman Sachs Sunray Entities, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. is 200 West Street, New York, NY 10282.

(14)	Based solely on information contained in a Schedule 13G filed on January 28, 2014, represents (i) 5,393,337 shares of Class B common stock held of record by Madrone GHC, LLC (“Madrone GHC”); (ii) 3,835,647 shares of Class B common stock held of record by Lake GHC, LLC (“Lake GHC”) and (iii) 958,657 shares of Class B common stock held of record by Shimoda GHC, LLC (“Shimoda GHC”). Gregory B. Penner, one of our former directors, is the manager of Madrone GHC, Lake GHC and Shimoda GHC and has voting and investment power with respect to the shares of Class B common stock owned by such entities. Mr. Penner disclaims beneficial ownership of the shares held by Madrone GHC, Lake GHC and Shimoda GHC, except to the extent of his proportionate pecuniary interest in such shares. Pursuant to the 2007 Stockholders’ Agreement, until the date that Mr. Thomas J. Pritzker is no longer the chairman of our board of directors, Madrone GHC, Lake GHC and Shimoda GHC have agreed to vote all of their common stock consistent with the recommendations of a majority of the board of directors with respect to all matters. With respect to 7,687,641 shares of Class B common stock, Madrone GHC, Lake GHC and Shimoda GHC have also agreed to certain limitations with respect to the sale of such shares of common stock. See the section titled “Certain Relationships and Related Party Transactions” below, and Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for additional information. The address of Madrone GHC, Lake GHC and Shimoda GHC is 3000 Sand Hill Road, Building 1, Suite 150, Menlo Park, CA 94025.

(15)

Based solely on information contained in a Schedule 13G filed on February 17, 2015 (the “BAMCO 13G”), Baron Capital Group, Inc. and its subsidiaries BAMCO, Inc. and Baron Capital Management, Inc., and BAMCO, Inc.‘s advisory client Baron Partners Fund, beneficially own an aggregate of 6,754,562 shares of Class A common stock. According to the BAMCO 13G, (i) Baron Capital Group, Inc. and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., have shared power to vote 6,454,562 shares of Class A common stock and shared power to dispose of 6,754,562 shares of Class A common stock; (ii) BAMCO Inc. has shared power to vote 5,023,540 shares of Class A common stock and shared power to dispose of 5,023,540 shares of Class A common stock; (iii) Baron Capital Management, Inc. has shared power to vote 1,431,022 shares of Class A common stock and shared power to dispose of 1,431,022 shares of Class A common stock and (iv) Baron Partners Fund has shared power to vote 2,500,000 shares of Class A common stock and shared power to dispose of 2,500,000 shares of Class A common stock. The principal business address of BAMCO, Inc., Baron Capital Group, Inc., Baron Capital Management, Inc., Baron Partners Fund, and Ronald Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(16)	Based solely on information contained in a Schedule 13G filed on February 13, 2015 (the “FMR 13G”), FMR LLC is the beneficial owner of 2,736,605 shares of Class A common stock, with sole power to vote 237,719 of such shares and sole power to dispose of 2,736,605 of such shares. According to the FMR 13G, through their ownership of voting common shares and the execution of a stockholders’ voting agreement, members of the Edward C. Johnson 3d family, including Abigail P. Johnson, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. According to the FMR 13G, the FMR 13G reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, including FMR Co., Inc., and other companies (collectively, the “FMR Reporters”), and the FMR 13G does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Release No. 34-39538 (January 12, 1998). The principal business address of FMR LLC, is 245 Summer Street, Boston, MA 02210.

(17)	Based solely on information contained in a Schedule 13G filed on February 11, 2015 (the “Neuberger 13G”), (i) Neuberger Berman Group LLC may be deemed to beneficially own 2,264,387 shares of Class A common stock, with shared power to vote 2,166,637 of such shares and shared power to dispose of 2,264,387 of such shares and (ii) Neuberger Berman LLC may be deemed to beneficially own 2,264,387 shares of Class A common stock, with shared power to vote 2,166,637 of such shares and shared power to dispose of 2,264,387 of such shares. According to the Neuberger 13G, certain of such shares are held in individual client accounts, and each of Neuberger Berman LLC and Neuberger Berman Management LLC serve as a sub-adviser and investment manager, respectively, of Neuberger Berman Group LLC’s various registered mutual funds which hold certain of such shares. The holdings belonging to clients of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC, Neuberger Berman Fixed Income LLC and NB Alternative Investment Management LLC, each of which is controlled by Neuberger Berman LLC, are also aggregated to comprise the holdings referenced in the Neuberger 13G. The principal business address of Neuberger Berman Group LLC and Neuberger Berman LLC is 605 Third Avenue, New York, NY 10158.

(18)	Based solely on information contained in a Schedule 13G filed on February 10, 2015 (the “Vanguard 13G”), The Vanguard Group, Inc. beneficially owns 2,451,262 shares of Class A common stock, with sole power to vote 31,454 of such shares, sole power to dispose of 2,419,808 of such shares and shared power to dispose of 31,454 of such shares. According to the Vanguard 13G, Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 31,454 shares of Class A common stock as a result of its serving as investment manager of collective trust accounts. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(19)

Represents 50,963 shares of Class B common stock that are owned by TJP Revocable Trust, and may be deemed to be beneficially owned by Thomas J. Pritzker, as described in footnote (4). Mr. Thomas J. Pritzker and/or his immediate family members are beneficiaries of the trusts that own membership interests in THHC, L.L.C. and all other trusts described in footnote (4). Does not include the following SARs held by Mr. Thomas J. Pritzker that are currently exercisable or that will become exercisable within sixty days after March 27, 2015: (a) 119,707 SARs at an exercise price of $40.96; (b) 127,410 SARs at an exercise price of $41.74; (c) 105,450 SARs at an exercise price of $41.29; (d) 103,690 SARs at an exercise price of $43.44 and (e) 35,047 SARs at an exercise prices of $49.39. The number of shares that Mr. Thomas J. Pritzker will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(20)	Includes (i) 69,060 shares of restricted Class A common stock (“Restricted Stock”) that will vest following the three-year period ending December 31, 2015, subject to attainment of certain performance goals set forth in a restricted stock agreement; (ii) 51,628 shares of Restricted Stock that will vest following the three-year period ending December 31, 2016, subject to attainment of certain performance goals set forth in a restricted stock agreement and (iii) 53,314 shares of Restricted Stock that will vest following the three-year period ending December 31, 2017, subject to attainment of certain performance goals set forth in a restricted stock agreement. The Restricted Stock is subject to certain restrictions, including restrictions on transfer, prior to vesting. The shares of Restricted Stock described in clauses (i), (ii) and (iii) vest at 25% if the threshold goal is achieved, 50% if the target goal is achieved and 100% if the maximum goal is achieved or exceeded. If less than 100% of the shares of Restricted Stock vest, then those shares that do not vest will be forfeited. The total number of shares of Restricted Stock that vest, if any, will be reduced by a to be determined number of shares that will be withheld for applicable taxes. Does not include the following SARs held by Mr. Hoplamazian that are currently exercisable or that will become exercisable within sixty days after March 27, 2015: (a) 425,000 SARs at an exercise price of $62.80; (b) 61,121 SARs at an exercise price of $29.10; (c) 83,795 SARs at an exercise price of $40.96; (d) 69,881 SARs at an exercise price of $41.74; (e) 65,064 SARs at an exercise price of $41.29; (f) 41,782 SARs at an exercise price of $43.44 and (g) 14,122 SARs at an exercise price of $49.39. The number of shares that Mr. Hoplamazian will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(21)	Mr. Rainer resigned as the Company’s Executive Vice President and Chief Financial Officer effective September 26, 2014. The information reported for Mr. Rainer is based solely on a Form 4 filed on May 13, 2014. The number of shares owned by Mr. Rainer has been adjusted to account for SARs, RSUs and Restricted Stock that have expired and/or terminated as a result of Mr. Rainer’s separation from the Company.

(22)

Includes (i) 29,158 shares of Restricted Stock that will vest following the three-year period ending December 31, 2015, subject to attainment of certain performance goals set forth in a restricted stock agreement and (ii) 21,798 shares of Restricted Stock that will vest following the three-year period ending December 31, 2016, subject to attainment of certain performance goals set forth in a restricted stock agreement. The Restricted Stock is subject to certain restrictions, including restrictions on transfer, prior to vesting. The shares of Restricted Stock described in clauses (i) and (ii) vest at 25% if the threshold goal is achieved, 50% if the target goal is achieved and 100% if the maximum goal is achieved or exceeded. If less than 100% of the shares of Restricted Stock vest, then those shares that do not vest will be forfeited. The total number of shares of Restricted Stock that vest, if any, will be reduced by a to be determined number of shares that will be withheld for applicable taxes. Does not include the following SARs held by Mr. Sarna that are currently exercisable or that will become exercisable within sixty days after March 27, 2015: (a) 31,114 SARs at an exercise price of $62.80; (b) 24,925 SARs at an exercise price of $58.18; (c) 27,369 SARs at an exercise price of $33.12; (d) 27,721 SARs at an exercise price of $40.96; (e) 33,193 SARs at an exercise price of $41.74; (f) 27,472 SARs at an exercise price of $41.29; (g) 17,641 SARs at an exercise price of $43.44 and (h) 5,962 SARs at an exercise price of $49.39. The number of shares that Mr. Sarna will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price. Mr. Sarna ceased to be an executive officer of the Company in June 2014 and retired on August 31, 2014. In connection with his retirement, the Company and Mr. Sarna entered into a Transition Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, all SARs,

RSUs and shares of Restricted Stock held by Mr. Sarna continue to be eligible to vest based on the terms of the designated award agreements in accordance with the Company’s Retirement Policy Regarding Equity Vesting and Exercise. Per the terms of the Transition Agreement, Mr. Sarna agreed to secure his obligations under a nonsolicitation covenant with the shares and any cash proceeds from the sale of any shares delivered upon exercise, settlement or vesting of SARs, RSUs and Restricted Stock that were unvested at the time of Mr. Sarna’s separation from the Company; however, Mr. Sarna retains the right to direct the disposition of such SARs, RSUs and Restricted Stock and the investment of cash proceeds thereon while the security arrangements are in effect.

(23)	Includes (i) 29,158 shares of Restricted Stock that will vest following the three-year period ending December 31, 2015, subject to attainment of certain performance goals set forth in a restricted stock agreement; (ii) 21,798 shares of Restricted Stock that will vest following the three-year period ending December 31, 2016, subject to attainment of certain performance goals set forth in a restricted stock agreement and (iii) 22,510 shares of Restricted Stock that will vest following the three-year period ending December 31, 2017, subject to attainment of certain performance goals set forth in a restricted stock agreement. The Restricted Stock is subject to certain restrictions, including restrictions on transfer, prior to vesting. The shares of Restricted Stock described in clauses (i), (ii) and (iii) vest at 25% if the threshold goal is achieved, 50% if the target goal is achieved and 100% if the maximum goal is achieved or exceeded. If less than 100% of the shares of Restricted Stock vest, then those shares that do not vest will be forfeited. The total number of shares of Restricted Stock that vest, if any, will be reduced by a to be determined number of shares that will be withheld for applicable taxes. Does not include the following SARs held by Mr. Floyd that are currently exercisable or that will become exercisable within sixty days after March 27, 2015: (a) 30,000 SARs at an exercise price of $62.80; (b) 21,675 SARs at an exercise price of $58.18; (c) 27,369 SARs at an exercise price of $33.12; (d) 27,721 SARs at an exercise price of $40.96; (e) 33,193 SARs at an exercise price of $41.74; (f) 27,471 SARs at an exercise price of $41.29; (g) 17,640 SARs at an exercise price of $43.44 and (h) 7,069 SARs at an exercise price of $49.39. The number of shares that Mr. Floyd will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(24)	Includes (i) 23,020 shares of Restricted Stock that will vest following the three-year period ending December 31, 2015, subject to attainment of certain performance goals set forth in a restricted stock agreement; (ii) 17,208 shares of Restricted Stock that will vest following the three-year period ending December 31, 2016, subject to attainment of certain performance goals set forth in a restricted stock agreement and (iii) 17,770 shares of Restricted Stock that will vest following the three-year period ending December 31, 2017, subject to attainment of certain performance goals set forth in a restricted stock agreement. The Restricted Stock is subject to certain restrictions, including restrictions on transfer, prior to vesting. The shares of Restricted Stock described in clauses (i), (ii) and (iii) vest at 25% if the threshold goal is achieved, 50% if the target goal is achieved and 100% if the maximum goal is achieved or exceeded. If less than 100% of the shares of Restricted Stock vest, then those shares that do not vest will be forfeited. The total number of shares of Restricted Stock that vest, if any, will be reduced by a to be determined number of shares that will be withheld for applicable taxes. Does not include the following SARs held by Mr. Haggerty that are currently exercisable or that will become exercisable within sixty days after March 27, 2015: (a) 50,000 SARs at an exercise price of $62.80; (b) 21,425 SARs at an exercise price of $58.18; (c) 29,461 SARs at an exercise price of $26.00; (d) 23,093 SARs at an exercise price of $33.12; (e) 25,201 SARs at an exercise price of $40.96; (f) 26,205 SARs at an exercise price of $41.74; (g) 21,687 SARs at an exercise price of $41.29; (h) 13,926 SARs at an exercise price of $43.44 and (i) 5,814 SARs at an exercise price of $49.39. The number of shares that Mr. Haggerty will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(25)	Represents (i) 12,654,050 shares of Class B common stock held of record collectively by the Goldman Sachs Sunray Entities; (ii) 7,096 shares of Class A common stock held of record by The Goldman Sachs Group, Inc.; (iii) 56,040 shares of Class A common stock that may be deemed to be beneficially owned by Goldman, Sachs & Co. and (iv) 19,275 shares of Class A common stock granted to Mr. Friedman in his capacity as a director. Mr. Friedman is a Partner and a Managing Director of Goldman, Sachs & Co. and the head of Goldman, Sachs & Co.’s Merchant Banking Division. Mr. Friedman is also chairman of the corporate investment committee of the merchant banking division and member of the management committee of The Goldman Sachs Group, Inc. Mr. Friedman disclaims beneficial ownership of the shares of common stock held by The Goldman Sachs Group, Inc., Goldman, Sachs & Co., the Goldman Sachs Sunray Entities or their affiliates, except to the extent of his pecuniary interest therein, if any. As compensation for his service as a director of Hyatt, Mr. Friedman is eligible to receive shares of Class A common stock or RSUs pursuant to the LTIP and was granted 3,068 RSUs which are not reflected in the table above. Mr. Friedman has an understanding with The Goldman Sachs Group, Inc. pursuant to which any shares of Class A common stock he receives in his capacity as a director of Hyatt will be held for the benefit of The Goldman Sachs Group, Inc. See footnote (13) above for information regarding The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the Goldman Sachs Sunray Entities. The address of Mr. Friedman is 200 West Street, New York, NY 10282.

(26)	Jason Pritzker is a beneficiary of certain trusts that hold non-controlling interests in THHC, L.L.C., which holds 20,723,351 shares of Class B common stock. THHC, L.L.C. is controlled by a trust for the benefit of Thomas J. Pritzker, Jason Pritzker’s father, as described in footnote (4). Jason Pritzker does not have voting or investment power over the shares held of record by THHC, L.L.C., and such shares are not included in the total number of shares listed as beneficially owned by Jason Pritzker in the table above.

(27)	Includes (i) 181,854 shares of Restricted Stock that will vest following the three-year period ending December 31, 2015, subject to attainment of certain performance goals set forth in a restricted stock agreement; (ii) 135,374 shares of Restricted Stock that will vest following the three-year period ending December 31, 2016, subject to attainment of certain performance goals set forth in a restricted stock agreement and (iii) 146,902 shares of Restricted Stock that will vest following the three-year period ending December 31, 2017, subject to attainment of certain performance goals set forth in a restricted stock agreement. The Restricted Stock is subject to certain restrictions, including restrictions on transfer, prior to vesting. The shares of Restricted Stock described in clauses (i), (ii) and (iii) vest at 25% if the threshold goal is achieved, 50% if the target goal is achieved and 100% if the maximum goal is achieved or exceeded. If less than 100% of the shares of Restricted Stock vest, then those shares that do not vest will be forfeited. The total number of shares of Restricted Stock that vest, if any, will be reduced by a to be determined number of shares that will be withheld for applicable taxes. Does not include the following SARs collectively held by our directors and current executive officers, in the aggregate, that are currently exercisable or that will become exercisable within sixty days of March 27, 2015: (a) 34,375 SARs at an exercise price of $49.90; (b) 542,614 SARs at an exercise price of $62.80; (c) 16,500 SARs at an exercise price of $61.42; (d) 107,025 SARs at an exercise price of $58.18; (e) 61,667 SARs at an exercise price of $26.00; (f) 61,121 SARs at an exercise price of $29.10; (g) 127,766 SARs at an exercise price of $33.12; (h) 298,005 SARs at an exercise price of $40.96; (i) 317,134 SARs at an exercise price of $41.74; (j) 269,698 SARs at an exercise price of $41.29; (k) 213,709 SARs at an exercise price of $43.44 and (l) 74,289 SARs at an exercise price of $49.39. The number of shares that each individual will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and rules of the SEC thereunder, require our directors, officers and persons who own more than 10% of our Class A common stock to file initial reports of their ownership of our Class A common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our Class A common stock are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and amendments thereto received by us and written representations from these persons that no other reports were required, we believe that during the fiscal year ended December 31, 2014, our directors, officers and owners of more than 10% of our Class A common stock complied with all applicable filing requirements except that, with respect to one transaction, (i) Richard A. Friedman filed one late Form 4 and (ii) Goldman, Sachs & Co. and The Goldman Sachs Group, Inc. filed one late Form 4.

ARTICLE VIII: CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Current Relationships and Related Party Transactions

Agreements Relating to the Hyatt Center

Sublease Agreements

Simultaneously with our entering into our office lease at 71 South Wacker Drive, Chicago, Illinois (commonly known as the Hyatt Center) in June 2004, we entered into sublease agreements with each of CC-Development Group, Inc. (“Vi”) and TPO, among others, under which we sublease a portion of our rentable space at the Hyatt Center. Vi is owned by Pritzker family business interests. TPO is owned by a trust for the benefit of Mr. Thomas J. Pritzker, our executive chairman. Mr. Thomas Pritzker is also the chairman and chief executive officer of TPO. Mr. Jason Pritzker, one of our directors, is employed as an investment professional at TPO. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. The square footage of the subleased premises, the commencement date and the termination date of the sublease term, and the annual net rent per square foot during the initial sublease term, payable in monthly installments, under our sublease agreements, as amended, with Vi and TPO are as follows:

	Square Footage	Commencement Date	Initial Termination Date	Annual Net Rent Per Square Foot
Vi	31,184	February 1, 2005	February 29, 2020	$25.85 – $34.11
TPO	33,371	July 1, 2005	February 29, 2020	$12.50 – $30.68

Each subtenant is also obligated to pay as additional rent its respective share of taxes, operating expenses and shared facilities costs related to the subleased premises. In 2012, our landlord no longer collected the rent from our subtenants and we began paying the owner of the Hyatt Center directly for all subleased space and collected the rent from our subtenants directly. In 2014, Vi and TPO made payments to us of $1,677,625, and $1,063,192 respectively for their respective portion of the rent, taxes, operating expenses and shared facilities costs related to the subleased premises.

With respect to each sublease agreement, at the time we entered into these sublease agreements, our landlord at the Hyatt Center executed a master landlord recognition agreement whereby it acknowledged the applicable sublease agreement and agreed to recognize the subtenant on a direct lease basis in the event the office lease with us is terminated or if the subtenant elects to extend the term of the sublease beyond the initial term. We are not released from any liability or obligations under the office lease as a result of our sublease arrangements.

Services

We also contract with third parties for various services related to telecommunications and facilities maintenance, which are used by other tenants, including Vi and TPO. We allocate the cost of services among these entities based on usage. We also operate a corporate dining room used by TPO, the operating costs for which are allocated based on eligible headcount. In addition, we lease out parking spaces at various locations which are used by Vi. Vi reimburses us for its parking space usage. In 2014, Vi and TPO made the following payments to us, which payments represented their allocation of costs for the corporate dining room (for TPO only), parking, telecommunications services and facilities maintenance services used by them:

2014

Vi	$77,905

TPO	$204,812

Niagara Fallsview Casino Resort/Casino Niagara Master (Permanent) Non-Gaming Services Agreement

In July 2002, Hyatt Corporation entered into a Master (Permanent) Non-Gaming Services Agreement with Falls Management Company (“Falls Management”), which agreement was subsequently contributed to Falls Management Group, L.P. (“Falls Management Group”), the operator of Niagara Fallsview Casino Resort and the Casino Niagara. A subsidiary of HGMI Gaming, Inc. is a 2% limited partner of a limited partnership that indirectly owns approximately 28.3% of Falls Management Group. The limited partnership is substantially owned by Pritzker family business interests. We provide certain non-gaming consulting services under this agreement to Falls Management related to Casino Niagara, including with respect to labor policies and wage rates, development and training programs, recruiting, purchasing of support services necessary for the operation of the casinos, charges for commercial space, entertainment and amusement, food and beverages, information services and advertising. In exchange for these services, Falls Management pays us a fee equal to 0.3% per year of the casino’s adjusted gross receipts up to CAD 300 million ($258.2 million as of December 31, 2014 based on then-applicable exchange rates). In addition to these services related to the casinos, we also provide support services to Falls Management related to its policies, procedures, systems and guidelines. Falls Management pays us a fee equal to our cost of rendering these ancillary support services, which fee is not to exceed a total of CAD 200 ($172.1 as of December 31, 2014 based on then-applicable exchange rates) per hour, per Hyatt employee providing such services. In 2014, Falls Management Company made payments of $812,586 to us for services provided under the agreement.

Agreements Relating to Aircraft

In 2010, we adopted an aircraft policy under which Mr. Thomas J. Pritzker, our executive chairman, and Mr. Hoplamazian, our president and chief executive officer, may utilize any aircraft that is owned, leased, chartered or otherwise secured for use by us. Under the policy, the executive chairman and president and chief executive officer are authorized to utilize the aircrafts for business use and the president and chief executive officer may utilize the aircrafts for non-business use upon approval by the executive chairman or his designee for any travel under 30 hours per year or by the executive chairman and the compensation committee for any non-business travel that exceeds 30 hours per year. In 2014, a Gulfstream G550 aircraft, which is owned by TPO, was authorized by Mr. Thomas J. Pritzker to be chartered for Hyatt business use pursuant to this aircraft policy. Executive Jet Management manages the aircraft and charters the aircraft on behalf of TPO. In 2014, we made payments of $861,056 to Executive Jet Management for flights taken for Hyatt business use on the Gulfstream G550 aircraft, of which $695,200 were passed through to TPO by Executive Jet Management.

2007 Stockholders’ Agreement

In connection with the issuance and sale of 100,000 shares of our Series A Convertible Preferred Stock to GS Sunray Holdings, L.L.C. and GS Sunray Holdings Parallel, L.L.C. (collectively, the “Goldman Sachs Funds”), affiliates of Goldman Sachs & Co., and the execution of a Subscription Agreement in August 2007, we entered into the 2007 Stockholders’ Agreement with Madrone GHC, LLC and affiliated entities, the Goldman Sachs Funds and affiliated entities and an additional investor. Mr. Richard A. Friedman, one of our directors, is a partner and managing director of Goldman, Sachs & Co. and Mr. Gregory B. Penner, one of our former directors, is the manager of Madrone GHC, LLC and its affiliated entities that are parties to the 2007 Stockholders’ Agreement. The 2007 Stockholders’ Agreement provides for certain rights and obligations of these stockholders. For further information regarding the 2007 Stockholders’ Agreement, please see Part I, Item 1, “Business — Stockholder Agreements — 2007 Stockholders’ Agreement” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

Other Transactions with Goldman, Sachs & Co. and its Affiliates

Mr. Richard A. Friedman, one of our directors, is a partner and managing director of Goldman, Sachs & Co. We paid Goldman, Sachs & Co. $110,226 for broker fees and $1,005,051 in financial advisory fees in 2014.

In January 2014, we entered into a $1.5 billion senior unsecured revolving credit facility with Wells Fargo Bank, National Association, as administrative agent, the lenders party thereto, and certain other parties. The credit facility matures on January 4, 2019. Goldman Sachs Lending Partners LLC, an affiliate of Goldman, Sachs & Co., is a lender under our credit facility and has a revolving commitment of $90 million and a letter of credit commitment of $15 million. In 2014, we attributed $302,246 of the payments we made under our credit facility, including upfront fees, facility fees, and letter of credit fees to Goldman Sachs Lending Partners, LLC for its share of the borrowing facility.

Hyatt Corporation, our wholly-owned subsidiary, partnered with W2007 Finance Sub, LLC and Whitehall Parallel Global Real Estate Limited Partnership 2007 (the “Whitehall entities”), to form W2007 WKH Holdings, LLC (the “Waikiki joint venture”) for the purpose of acquiring, owning and operating the Hyatt Regency Waikiki Beach Resort and Spa. The Whitehall entities are both affiliates of The Goldman Sachs Group, Inc., the parent of Goldman, Sachs & Co. Mr. Richard A. Friedman, one of our directors, is the head of the Merchant Banking Division of Goldman, Sachs & Co. and the chairman of the Real Estate Investment Committee of the Merchant Banking Division. The Whitehall entities were the managing members of the Waikiki joint venture, collectively owning 92.4% of its ownership interests. Hyatt Corporation owned the remaining 7.6% of the ownership interests in the Waikiki joint venture. In July 2013, the Waikiki joint venture sold the Hyatt Regency Waikiki Beach Resort and Spa and neighboring Kings Village retail center to an unrelated third-party. A portion of the purchase price was placed in escrow, and Hyatt Corporation received an aggregate of $80,022 from the Waikiki joint venture when the escrow was released in 2014. Hyatt Corporation also received $57,705 in connection with the winding down of the Waikiki joint venture, representing its share of the remaining cash.

In 2014, W2007 Equity Inns Realty, LLC, an affiliate of Whitehall, paid us a total of $2,692,214 in franchise fees in connection with its ownership of certain Hyatt Place hotels. W2007 Equity Inns Realty, LLC sold these hotels in February 2015.

On January 11, 2008, W2007 MVP St. Louis, LLC, an affiliate of Whitehall, entered into an agreement with Hyatt Corporation to manage the Hyatt Regency St. Louis at The Arch. The Hyatt Regency St. Louis at The Arch was sold in October 2014 and as a result is no longer affiliated with Goldman Sachs & Co. In 2014, W2007 MVP St. Louis, LLC made payments of $2,860,854 to us pursuant to the hotel management agreement, which was assigned upon the sale.

Tax Separation Agreement

Prior to June 30, 2004, Hyatt Corporation, which primarily consisted of the North American hotel management and franchise companies, was owned by HG, Inc. (“HG”). H Group Holding, Inc. (“H Group”) owns HG. In addition to owning Hyatt Corporation, HG owned various other North American hospitality related businesses (primarily consisting of hotel properties and the vacation ownership business) and on June 30, 2004 contributed these hospitality related businesses to Hyatt Corporation. Following such contribution, the stock of Hyatt Corporation was distributed to the Pritzker family business interests that owned H Group. We refer to this transaction as the “June 2004 Transaction.”

Prior to the June 2004 Transaction, H Group, Hyatt Corporation, Vi and their respective subsidiaries were members of a consolidated group and were included in the consolidated federal income tax return as well as various consolidated or combined state, local and foreign tax returns filed by H Group. As a result of the June 2004 Transaction, Hyatt Corporation and Vi ceased to be members of the H Group consolidated group and following the contribution of stock of Hyatt Corporation to us, Hyatt Corporation became a member of our consolidated group and became included in the consolidated federal and certain other consolidated or combined state, local and foreign income tax returns filed by us.

In connection with the June 2004 Transaction, H Group, Hyatt Corporation, Vi and their respective direct and indirect subsidiaries entered into a tax separation agreement, as amended. In general, H Group agreed to indemnify Hyatt Corporation, Vi and their subsidiaries against: (i) taxes of the members of H Group’s group prior to the June 2004 Transaction; (ii) taxes attributable to the June 2004 Transaction and related transactions; and (iii) liabilities of certain members of H Group’s group prior to the June 2004 Transaction under the consolidated return rules or similar rules.

In general, Hyatt Corporation agreed to indemnify H Group, Vi and their respective subsidiaries following the June 2004 Transaction against: (i) Hyatt Corporation group’s share of H Group’s taxes for the year of the June 2004 Transaction, calculated as if the Hyatt Corporation group was a separate group for that year; (ii) Hyatt Corporation’s post-June 2004 Transaction taxes; (iii) final audit adjustments in periods prior to the June 2004 Transaction attributable to Hyatt Corporation’s group members; and (iv) certain specific pre-June 2004 Transaction tax matters.

In general, Vi agreed to indemnify H Group, Hyatt Corporation and their respective subsidiaries following the June 2004 Transaction against: (i) Vi group’s share of H Group’s taxes for the year of the June 2004 Transaction, calculated as if the Vi group was a separate group for that year; (ii) Vi’s post-June 2004 Transaction taxes; and (iii) final audit adjustments in periods prior to the June 2004 Transaction attributable to Vi’s group members.

The tax separation agreement also addresses other tax related matters, including the preparation and filing of returns, tax contests and refunds.

H Group agreed to prepare and file all income tax returns for periods prior to the June 2004 Transaction and periods that include the June 2004 Transaction. Hyatt Corporation and Vi each agreed to prepare and file their own income tax returns for periods beginning after the June 2004 Transaction.

Under the tax separation agreement, as amended, H Group generally controls tax audits and proceedings for periods prior to and including the June 2004 Transaction, other than certain specified tax audits and proceedings that impact Hyatt Corporation and Vi. The party controlling the tax audit or proceeding must consult with the affected parties and may not enter into any settlement agreement that gives rise to an indemnification obligation under the tax separation agreement without the consent of the indemnifying party.

H Group is entitled to refunds and other tax benefits from periods prior to the June 2004 Transaction, provided H Group reimburses Hyatt Corporation and Vi for any refunds or tax benefits attributable to the Hyatt Corporation or Vi group members, as applicable, resulting from settlements of audits for periods prior to the June 2004 Transaction. Refunds for tax periods that include the June 2004 Transaction will be allocated in a way that is consistent with how taxes for such periods are allocated. If H Group realizes a tax benefit with respect to deductions associated with payment obligations assumed from Hyatt Corporation in connection with the June 2004 Transaction, then H Group will pay the amount of such tax benefit to Hyatt Corporation.

In 2014, Hyatt Corporation paid $307,000 under the tax separation agreement for amounts effectively settled with the Illinois and California taxing authorities.

In connection with the June 2004 Transaction, H Group assumed Hyatt Corporation’s benefit liabilities, currently estimated to be $27.2 million, under certain deferred compensation and executive retirement plans with respect to certain former and retired employees of Hyatt Corporation. While H Group retains the liability for such payments, we retain the tax benefits. In 2014, we recorded tax deductions of $2,548,130.

Transition Services Agreements

In connection with the June 2004 Transaction, on June 30, 2004, Hyatt Corporation entered into a transition services agreement with H Group, pursuant to which Hyatt Corporation agreed to provide certain transition services, including human resources, payroll, employee benefits, accounting, financial, legal, tax, software and technology, call center and reservation, purchasing, travel, insurance and treasury banking services, to allow such companies to develop the internal resources and capabilities to arrange for third-party providers for such services. The H Group transition services agreement terminated on June 30, 2007. We continue to provide H Group payroll services for approximately $300 a month. In 2014, H Group made payments to us of $2,170 under the H Group transition services agreement.

Employee Benefits Agreement

In connection with the June 2004 Transaction, on July 1, 2004, Hyatt Corporation entered into an employee benefits and other employment matters allocation and separation agreement with H Group, certain subsidiaries of H Group and Grand Victoria Casino & Resort, L.P., a company that is 50% owned by Pritzker family business interests, pursuant to which we continue to provide administrative services to the parties. The services include payment processing, coordinating third-party administration for retirement plans, coordinating third-party administration for health and dental plans, providing claims administration for unemployment insurance claims, and for a short period of time, payroll services. The parties agree to reimburse each other for any costs or expenses incurred in connection with any of the plans which are the responsibility of the other party. In 2014, H Group made reimbursement payments of $2,764,558 to us under the agreement.

Registration Rights

We have granted registration rights with respect to shares of Class A common stock issuable upon conversion of shares of Class B common stock as described below to holders of (a) 25,112,086 shares of our Class B common stock pursuant to the terms of a Registration Rights Agreement, dated as of August 28, 2007, as amended, among us and the stockholders party to the 2007 Stockholders’ Agreement (the “2007 Registration Rights Agreement”), and (b) 85,543,377 shares of our Class B common stock pursuant to the terms of a Registration Rights Agreement, dated as of October 12, 2009, among us and the domestic and foreign Pritzker stockholders party thereto (the “2009 Registration Rights Agreement”). Only shares of Class A common stock may be registered pursuant to the terms of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. On May 29, 2014, we registered on a Form S-3 shelf registration statement 15,141,517 shares of Class A common stock, including 15,133,047 shares of Class A common stock issuable upon conversion of 15,133,047 shares of Class B common stock, owned by certain stockholders party to the 2009 Registration Rights Agreement.

In February 2015, limited partnerships owned indirectly by trusts for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants sold to us an aggregate of 750,000 shares of Class A common stock issuable upon conversion of Class B common stock. As of March 27, 2015, after giving effect to this repurchase transaction, 14,391,517 shares of the 15,141,517 shares originally registered for resale on the May 2014 shelf registration statement continue to be eligible to be sold pursuant to the shelf registration statement during the 12 month period commencing November 5, 2014 through November 5, 2015 under the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement. Additional shares may be registered on the shelf registration statement in the future as such shares are eligible to be sold in accordance with the registration rights agreements and lock-up restrictions.

The holders of approximately 110,655,463 shares of our Class B common stock are entitled to certain demand registration rights.

Long-Form Demand Registration Rights

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions, request that we register all or a portion of such stockholder’s shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000, the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares.

The stockholders party to the 2009 Registration Rights Agreement may, on not more than one occasion, request that we register all or a portion of the shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000 (net of underwriting discounts and commissions), the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares.

Short-Form Demand Registration Rights

The holders of approximately 110,655,463 shares of our Class B common stock are entitled to certain Form S-3 demand registration rights.

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 and the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement.

Stockholders party to the 2009 Registration Rights Agreement holding at least 20% of the then issued and outstanding common stock may, on not more than one occasion during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 (net of underwriting discounts and commissions) and the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement.

Under each of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we will not be required to affect a demand registration or a Form S-3 demand registration within 180 days after the effective date of a registration statement related to a previous demand registration or Form S-3 demand registration. In addition, once every 12 months, we may postpone for up to 120 days the filing or the effectiveness of a registration statement for a demand registration or a Form S-3 demand registration, if our board of directors determines in good faith that such a filing (1) would be materially detrimental to us, (2) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on us or any plan or proposal by us to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transactions, or (3) is inadvisable because we are planning to prepare and file a registration statement for a primary offering of our securities.

Shelf Registration Rights

The holders of approximately 85,543,377 shares of our Class B common stock are entitled under the 2009 Registration Rights Agreement to certain “shelf” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock. During 2014, pursuant to the 2009 Registration Rights Agreement, certain of the selling stockholders exercised their right to require us to register 6,603,055 shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock on a shelf registration statement. On May 29, 2014 we filed a Form S-3 shelf registration statement to satisfy our obligations with respect to these shares.

Stockholders party to the 2009 Registration Rights Agreement may, in addition to the demand registration rights described above, request that we register all or a portion of shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock on a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, provided that the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell such shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement. We have agreed to use our reasonable best efforts to keep any such shelf registration statement effective and updated for a period of three years (or, if earlier, such time as all the shares covered thereby have been sold). We have also agreed that, at the end of such three year period, we will refile a new shelf registration upon the request of stockholders party to the 2009 Registration Rights Agreement holding at least 1% of our outstanding common stock at such time.

Piggyback Registration Rights

The holders of 110,655,463 shares of Class B common stock are entitled to certain “piggyback” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

In the event that we propose to register shares of Class A common stock under the Securities Act, either for our own account or for the account of other security holders, we will notify each stockholder party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement that is, or will be at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of its common stock under the applicable lock-up provisions contained in the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement of our intention to effect such a registration and will use our reasonable best efforts to include in such registration all shares requested to be included in the registration by each such stockholder, subject to certain marketing and other limitations.

Following our receipt of the demand notice from certain selling stockholders party to the 2009 Registration Rights Agreement requesting us to file a shelf registration statement, in accordance with the registration rights agreements, in 2014 we notified the other stockholders party to the 2009 Registration Rights Agreement and the 2007 Registration Rights Agreement of our intention to file a shelf registration statement and gave such stockholders the right to “piggyback” and register shares of Class A common stock issuable upon conversion of shares of Class B common stock owned by them and eligible to be sold under applicable lock-up agreements on the shelf registration statement. Certain stockholders party to the 2009 Registration Rights Agreement elected to exercise their piggyback registration rights with respect to 8,470 shares of Class A common stock and 8,529,992 shares of Class A common stock issuable upon conversion of shares of Class B common stock and those shares were included in the Form S-3 shelf registration statement that we filed on May 29, 2014.

In February 2015, limited partnerships owned indirectly by trusts for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants sold to us an aggregate of 750,000 shares of Class A common stock issuable upon conversion of Class B common stock. As of March 27, 2015, 7,779,992 of the 8,529,992 shares originally registered for resale on the May 2014 shelf registration statement pursuant to piggyback registration rights continue to be eligible to be sold pursuant to the shelf registration statement during the 12 month period commencing November 5, 2014 through November 4, 2015 under the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement. Additional shares may be registered on the shelf registration statement in the future as such shares are eligible to be sold in accordance with the registration rights agreements and lock-up restrictions.

Expenses of Registration, Restrictions and Indemnification

We will pay all registration expenses, including the legal fees of one counsel for all holders under the 2007 Registration Rights Agreement and one counsel for all holders under the 2009 Registration Rights Agreement, other than underwriting discounts, commissions and transfer taxes, in connection with the registration of any shares of Class A common stock pursuant to any demand registration, Form S-3 demand or piggyback registration described above. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, if a request for a demand registration or Form S-3 demand registration is withdrawn at the request of the majority of the holders of registrable securities requested to be registered, the holders of registrable securities who have withdrawn such request shall forfeit such demand registration or Form S-3 demand registration unless those holders pay or reimburse us for all of the related registration expenses.

The demand, Form S-3 demand and piggyback registration rights are subject to customary restrictions such as blackout periods and any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement also contain customary indemnification and contribution provisions.

Other Agreements, Transactions and Arrangements

On November 4, 2014, we repurchased a total of 1,122,000 shares of Class B common stock at a price of $60.20 per share, for an aggregate purchase price of approximately $67.5 million, from limited partnerships owned indirectly by trusts for the benefit of certain Pritzker family members in a privately-negotiated transaction. In February 2015, we repurchased a total of 750,000 shares of Class B common stock at a price of $59.54 per share, for an aggregate purchase price of approximately $44.7 million, from limited partnerships owned indirectly by trusts for the benefit of certain Pritzker family members in a privately-negotiated transaction. Such repurchases were effectuated pursuant to our common stock repurchase program.

In 2014, we received $36,029 in reimbursements from H Group for aircraft insurance payments we paid on behalf of H Group related to aircraft parts sold by a company previously owned by Pritzker family business interests.

In 2007, we established a Donor-Advised Fund through JP Morgan Private Bank and the National Philanthropic Trust, known as the Hyatt Hotels Foundation. Individuals and organizations are able to donate funds to the Hyatt Hotels Foundation and we recommend grant recipients of these funds through our Hyatt Community Program. The National Philanthropic Trust screens our recommended fund recipients and issues the funds to the approved recipients. In 2007, the Pritzker Foundation made a charitable contribution of $10,000,000 to the Hyatt Hotels Foundation, payable in annual installments of $2,500,000 over four years, commencing in 2007. Mr. Thomas J. Pritzker is a director and vice president. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2014, the Hyatt Hotels Foundation made grants of $357,300 to various not-for-profit organizations.

In 2014, we engaged Great Circle Creative, Inc., a marketing agency, to design marketing and brand materials for the Park Hyatt brand. The founder and creative director of Great Circle Creative, Inc. is Heidi Udell, the sister of Mr. David Udell, one of our executive officers. We made aggregate payments to Great Circle Creative, Inc. of approximately $164,871 in 2014.

A partner of Latham & Watkins LLP, Michael A. Pucker, is the brother-in-law of Mr. Thomas J. Pritzker. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2014, we made aggregate payments of $3,029,752 million to Latham & Watkins LLP for legal services.

Marshall E. Eisenberg, was during 2014 a trustee of certain trusts for the benefit of Mr. Thomas J. Pritzker, and/or his lineal descendants. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2014, we made aggregate payments of $624,613 to Neal, Gerber & Eisenberg LLP for legal services. Mr. Eisenberg is a partner in the law firm of Neal, Gerber & Eisenberg LLP. As of January 1, 2014, Mr. Eisenberg is the sole trustee of a trust for the benefit of Mr. Thomas J. Pritzker, which trust owns a controlling interest in a limited liability company that holds 20,723,351 shares of our Class B common stock.

RELATED PARTY TRANSACTION POLICY AND PROCEDURES

We have adopted a written policy regarding the review, approval and ratification of related party transactions. For purposes of our policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we are, or will be, a participant, in which the amount exceeds $120,000, and in which the related party had, has or will have a direct or indirect interest. A related party is any executive officer, director or a beneficial owner of more than 5% of our common stock, including any of their immediate family members, and any entity owned or controlled by such persons. The principal elements of this policy are as follows:

•

For each related party transaction (other than pre-approved transactions as discussed below), the audit committee reviews the relevant facts and circumstances, such as the extent and materiality of the related party’s interest in the transaction, takes into account the conflicts of interest and corporate opportunity provisions of our Code of Ethics and either approves or disapproves the related party transaction.

•	Any related party transaction shall be consummated and shall continue only if the audit committee has approved or ratified such transaction in accordance with the policy.

•

If advance audit committee approval of a related party transaction requiring the audit committee’s approval is not practicable, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairman of the audit committee, or if prior approval of the transaction by the chairman of the audit committee is not practicable, then the transaction may be preliminarily entered into by management, subject in each case to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

•

The chief financial officer, or his designee, shall present to the audit committee each proposed related party transaction requiring the audit committee’s approval, including all relevant facts and circumstances relating thereto, shall update the audit committee as to any material changes to any approved or ratified related party transaction and shall provide a status report at least annually at a regularly scheduled meeting of the audit committee of all then active related party transactions.

•	No director may participate in approval of a related party transaction for which he or she is a related party.

Certain types of transactions have been designated pre-approved transactions under the policy, and as such are deemed to be approved or ratified, as applicable, by the audit committee. Such pre-approved transactions include: (1) executive and director compensation; (2) certain ordinary course of business transactions; (3) lodging transactions involving less than $250,000 provided the terms of which are no less favorable to us than those of similar transactions with unrelated third parties occurring during the same fiscal quarter and/or where the transaction is a result of an open auction process involving unrelated third-party bidders; (4) ordinary course sales of timeshare, fractional or similar ownership interests at prices that are no lower than those available under our company-wide employee discount programs; (5) charitable contributions in amounts that would not require disclosure in our annual proxy statement or annual report under the NYSE corporate governance listing standards; (6) transactions involving the rendering of legal services to us by the law firm of Latham & Watkins LLP to the extent such firm is associated with one or more related parties; and (7) transactions where the rates or charges involved are determined by competitive bids. All of the transactions described above under Certain Relationships and Related Party Transactions were entered into prior to the adoption of this policy or were adopted or ratified in accordance with this policy.

ARTICLE IX: MISCELLANEOUS

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2014, which includes certain financial information about Hyatt, is enclosed together with this proxy statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: Hyatt Hotels Corporation, Attention: Senior Vice President–Investor Relations, Hyatt Hotels Corporation, 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606 (312-750-1234 phone). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on our website, www.hyatt.com, under the heading “Investor Relations — SEC Filings.”

LIST OF THE COMPANY’S STOCKHOLDERS

A list of our stockholders as of March 27, 2015, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the 2015 Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

We will send multiple copies of the Annual Report on Form 10-K, proxy statement, proxy card and Notice of Annual Meeting to households at which two or more stockholders reside. If you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

1	If your shares are registered in your own name, please contact our transfer agent by writing to them at Wells Fargo Bank, N.A., Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854 (Attn: Hyatt Hotels Corporation Representative) or calling 1-800-468-9716.

2	If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our board of directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Hyatt Hotels Corporation.

By Order of the Board of Directors

Mark S. Hoplamazian

President and Chief Executive Officer

Chicago, Illinois

April 7, 2015

ADMITTANCE SLIP

HYATT HOTELS CORPORATION

2015 ANNUAL MEETING OF STOCKHOLDERS

Place:	The Standard Club 320 South Plymouth Court		2015 ANNUAL MEETING OF STOCKHOLDERS REMINDERS
Chicago, Illinois 60604

Time:	May 13, 2015, 9:30 a.m., local time	1.	Please bring this admittance slip, your account statement, or other written proof of ownership of Hyatt Hotels Corporation stock. All attendees must also bring a picture I.D.

Photographs and videos taken at the Annual Meeting by or at the request of Hyatt may be used by Hyatt, and by attending the Annual Meeting, you waive any claim or rights with respect to those photographs and their use.

		2.	Additional security precautions will be taken. Bags, purses, and briefcases may be subject to inspection. To speed the process, please bring only the essentials.
		3.	Cameras, recording devices and other electronic devices are not allowed.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if

you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/h
Use the Internet to vote your proxy until 11:59 p.m. (CT) on Tuesday, May 12, 2015. Scan code below for mobile voting.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on Tuesday, May 12, 2015.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors unanimously recommends a vote “FOR” each of the nominees in Proposal 1 and a vote “FOR” Proposal 2 and a vote “FOR” Proposal 3.

1. Election of directors:	01 Richard A. Friedman	03 Mackey J. McDonald	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
	02 Susan D. Kronick	04 Jason Pritzker

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the Appointment of Deloitte & Touche LLP as Hyatt Hotels Corporation’s Independent Registered Public Accounting Firm for Fiscal Year 2015.	☐	For	☐	Against	☐	Abstain

3.	Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1, “FOR” PROPOSAL 2 and “FOR” PROPOSAL 3.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

HYATT HOTELS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 13, 2015

9:30 a.m., local time

The Standard Club

320 South Plymouth Court

Chicago, Illinois 60604

Hyatt Hotels Corporation 71 South Wacker Drive, 12th Floor Chicago IL 60606	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 13, 2015.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each director nominee in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.

By signing the proxy, you revoke all prior proxies and appoint Mark S. Hoplamazian and Rena Hozore Reiss, and each of them, with full power of substitution, as proxies and attorneys-in-fact to vote your shares as directed with respect to each of the proposals shown on the reverse side and in their discretion (1) with respect to any other matters which may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof and (2) for the election of such other candidate or candidates as may be nominated by the board of directors if any nominee named herein becomes unable to serve or for good cause will not serve. The proxy statement for the Annual Meeting of Stockholders contains a map showing the location of the meeting and information regarding admittance requirements for the meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 13, 2015.

The proxy statement for the Annual Meeting of Stockholders and Annual Report

for the fiscal year ended December 31, 2014 are available at http://wfss.mobular.net/wfss/h/.

See reverse for voting instructions.